Exhibit 4.69

INDENTURE

Dated as of January 5, 2011

Among

REALOGY CORPORATION,

DOMUS HOLDINGS CORP.,

THE NOTE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

11.00% SERIES A CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018

11.00% SERIES B CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018

11.00% SERIES C CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	16.03
(c)	16.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 16.02
(d)	7.06
314(a)	4.03; 4.04; 16.02; 16.05
(b)	N.A.
(c)(1)	16.04
(c)(2)	16.04
(c)(3)	N.A.
(d)	N.A.
(e)	16.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 16.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	1.05, 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	16.01
(b)	N.A.
(c)	16.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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-ii-

-iii-

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		Page
Section 16.05.	Statements Required in Certificate or Opinion	96
Section 16.06.	Rules by Trustee and Agents	96
Section 16.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	96
Section 16.08.	Governing Law	96
Section 16.09.	Waiver of Jury Trial	96
Section 16.10.	Force Majeure	97
Section 16.11.	No Adverse Interpretation of Other Agreements	97
Section 16.12.	Successors	97
Section 16.13.	Severability	97
Section 16.14.	Counterpart Originals	97
Section 16.15.	Table of Contents, Headings, etc.	97
Section 16.16.	Qualification of Indenture	97

Appendix A	Provisions Relating to Notes

Exhibit A	Form of Note
Exhibit B	Form of Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Future Note Guarantors

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INDENTURE, dated as of January 5, 2011, among Realogy Corporation, a Delaware corporation (the “Issuer”), Domus Holdings Corp., a Delaware corporation and the indirect parent of the Issuer (“Holdings”), the Note Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, in connection with the Existing Notes Exchange Offers (as defined herein), the Issuer has duly authorized the creation of and issue of 11.00% Series A Convertible Senior Subordinated Notes Due 2018, 11.00% Series B Convertible Senior Subordinated Notes Due 2018 and 11.00% Series C Convertible Senior Subordinated Notes Due 2018 (collectively, the “Notes”), in an aggregate principal amount not to exceed $2.12 billion; and

WHEREAS, the Issuer, Holdings and each of the Note Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, Holdings, the Note Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Conversion Agent and Paying Agent.

“Apple Ridge Documents” means the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and The Bank of New York Mellon (formerly known as The Bank of New York) (the “Transfer and Servicing Agreement”), the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation (the “Receivables Purchase Agreement”), the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation (the “Purchase Agreement”), the Amended and Restated Note Purchase Agreement, dated as of April 10, 2007, as amended and restated as of July 6, 2007, by and among Apple Ridge Funding LLC, Cartus Corporation, Credit Agricole Corporate and Investment Bank, New York Branch (formerly known as Calyon New York Branch) and the Conduit Purchasers, Committed Purchasers and Managing Agents from time to time parties thereto, the Master Indenture, April 25, 2000, as amended, by and between Apple Ridge Funding LLC and The Bank of New York Mellon, the Amended and Restated Series 2007-1 Indenture Supplement, dated as of April 10, 2007, as amended and restated as of July 6, 2007, by and between Apple Ridge Funding LLC and The Bank of New York Mellon, the Performance Guaranty,

dated as of May 12, 2006, as amended by the Fifth Omnibus Amendment dated as of April 10, 2007, by Realogy Corporation in favor of Apple Ridge Funding LLC and Cartus Financial Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary to the extent applicable to such transaction and as in effect from time to time.

“Arbitrage Programs” has the meaning ascribed to it in the New Senior Subordinated Note Indenture.

“Authorized Denomination” means, (i) with respect to the Series A Convertible Notes and to the Series C Convertible Notes, $1,000 and integral multiples of $1,000 in excess thereof, and (ii) with respect to the Series B Convertible Notes, $1,000 and integral multiples of $1.00 in excess thereof.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Trustee’s principal office is located.

“Capital Stock” means:

(1) in the case of a corporation or a company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cendant” means Cendant Corporation, a Delaware corporation (now known as Avis Budget Group, Inc.).

“Cendant Contingent Liabilities” has the meaning assigned to “Assumed Cendant Contingent Liabilities” in the Separation and Distribution Agreement and shall also include any liabilities that are related or attributable to or arising in connection with Taxes or Tax Returns (as each term is defined in the Cendant Tax Sharing Agreement).

“Cendant Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of July 28, 2006, by and among Cendant, the Issuer, Wyndham Worldwide Corporation and Travelport Inc., as amended on or prior to the date of the Offering Memorandum.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer. Notwithstanding the foregoing, a Specified Merger/Transfer Transaction shall not constitute a Change of Control.

“Closing Sale Price” of Common Stock on any date means (i) the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal Qualified Exchange on which the Common Stock is traded, or if no closing price is available, the last quoted bid price for such Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, Closing Sale Price per share shall be the Fair Market Value of a share of Common Stock as determined in good faith by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee); and (ii) in the case of Section 8.05(e), if such Common Stock is not so listed on a Qualifying Exchange, the Closing Sale Price will be the applicable Conversion Price.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, subject to Section 8.06, Class A common stock of Holdings, par value $0.01 per share.

“Common Stock Fair Market Value” as of any day means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which such Common Stock is so listed or quoted, or if such Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for such Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available (whether as a result of not being reported or otherwise), the Common Stock Fair Market Value of such Common Stock as determined by the Board of Directors of Holdings in good faith and certified in a resolution sent to the Trustee.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Price” as of any day means $1,000 divided by the applicable Conversion Rate as of such date.

“Conversion Rate” as of any day means the number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount as of such date. The initial Conversion Rate for the Series A Convertible Notes and the Series B Convertible Notes is 975.6098 shares of Common Stock per $1,000 principal amount of such Notes (or, for the avoidance of doubt, 0.9756098 shares per $1 principal amount of such Notes) and the initial Conversion Rate for the Series C Convertible Notes is 926.7841 shares of Common Stock per $1,000 principal amount of such Notes. The initial Conversion Rates will be subject to adjustment as provided in Section 8.05.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means, collectively, (i) the credit agreement dated as of April 10, 2007, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, Domus Intermediate Holdings Corp., a Delaware limited liability company and the parent of the Issuer, as guarantor, the other guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, Permitted Securitization Financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Dealer Managers” means J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Senior Indebtedness” means, with respect to the Issuer or a Note Guarantor:

(1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness);

(2) the New Senior Notes;

(3) the Existing Senior Notes; and

(4) any other Senior Indebtedness of the Issuer or such Note Guarantor that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Issuer or such Note Guarantor in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable, putable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable at the option of the holder thereof or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning set forth under Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Notes” means the aggregate principal amount of the Existing Senior Cash Notes, Existing Senior Toggle Notes and Existing Senior Subordinated Notes in existence on the Issue Date (after giving effect to the Existing Notes Exchange Offers) less the aggregate principal amount of Existing Senior Notes and Existing Senior Subordinated Notes that are thereafter repurchased, redeemed, discharged or otherwise repaid.

“Existing Notes Exchange Offers” means the transactions contemplated by the Offering Memorandum, including those described therein under the caption “Certain Relationships and Related Transactions”.

“Existing Senior Cash Notes” means the 10.50% Senior Notes due 2014, issued by the Issuer pursuant to the Existing Senior Cash Note Indenture.

“Existing Senior Cash Note Indenture” means the Indenture dated as of April 10, 2007 among the Issuer, the guarantors named therein and The Bank of New York Mellon, as successor Trustee, governing the Existing Senior Cash Notes, as amended, supplemented or modified from time to time.

“Existing Senior Notes” means the Existing Senior Cash Notes and the Existing Senior Toggle Notes.

“Existing Senior Subordinated Notes” means the 12.375% Senior Subordinated Notes due 2015, issued by the Issuer pursuant to the Existing Senior Subordinated Note Indenture.

“Existing Senior Subordinated Note Indenture” means the Indenture dated as of April 10, 2007 among the Issuer, the guarantors named therein and The Bank of New York Mellon, as successor Trustee, governing the Existing Senior Subordinated Notes, as amended, supplemented or modified from time to time.

“Existing Senior Toggle Notes” means the 11.00%/11.75% Senior Toggle Notes due 2014, issued by the Issuer pursuant to the Existing Senior Toggle Note Indenture.

“Existing Senior Toggle Note Indenture” means the Indenture dated as of April 10, 2007 among the Issuer, the guarantors named therein and The Bank of New York Mellon, as successor Trustee, governing the Existing Senior Toggle Notes, as amended, supplemented or modified from time to time.

“Extended Maturity Notes” means, collectively, the New 11.50% Senior Notes, the New 12.00% Senior Notes and the New Senior Subordinated Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means the party named as such in the preamble to this Indenture and its successors.

“Holdings Guarantee” means the guarantee of the obligations of the Issuer under this Indenture and the Notes by Holdings in accordance with the provisions of this Indenture.

“Holdings Pari Passu Indebtedness” means with respect to Holdings, (i) the guarantee by Holdings of the obligations of the Issuer under the Existing Senior Subordinated Note Indenture and the New Senior Subordinated Note Indenture and (ii) any Indebtedness that is not Holdings Senior Indebtedness or Holdings Subordinated Indebtedness.

“Holdings Representative” means the trustee, agent or representative (if any) for an issue of Holdings Senior Indebtedness; provided that if, and for so long as, such Holdings Senior Indebtedness lacks such a Holdings Representative, then the Holdings Representative for such Holdings Senior Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Holdings Senior Indebtedness.

“Holdings Senior Indebtedness” means with respect to Holdings, (i) the obligations of Holdings under its guarantees of the obligations of the Issuer under the Existing Senior Notes, the Existing Senior Cash Note Indenture, the Existing Senior Toggle Note Indenture, the New 11.50% Senior Notes, the New 12.00% Senior Notes and the indentures relating to the New 11.50% Senior Notes and the New 12.00% Senior Notes and (ii) any future Indebtedness of Holdings that is designated by Holdings as Holdings Senior Indebtedness.

“Holdings Subordinated Indebtedness” means with respect to Holdings, any Indebtedness of Holdings, guarantee of Holdings or obligation of Holdings that specifically provides that such Indebtedness of Holdings, guarantee of Holdings or obligation of Holdings is to rank junior in right of payment to the Holdings Guarantee.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed to exclude (1) Contingent Obligations incurred in the ordinary course of business and the Cendant Contingent Liabilities (including the Contingent Obligations described in note 13 to the Issuer’s consolidated financial statements for the year ended December 31, 2009, incorporated by reference in the Offering Memorandum) (not in respect of borrowed money); (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations under or in respect of a Permitted Securitization Financing (but including the excess, if any, of the amount of the obligations thereunder or in respect thereof over the aggregate receivables balances securing or otherwise supporting such obligations but only to the extent that the Issuer or any Subsidiary of the Issuer other than a Special Purpose Securitization Subsidiary is directly or indirectly liable for such excess); (5) obligations under or in respect of Arbitrage Programs; (6) obligations to make payments in respect of funds held under escrow arrangements in the ordinary course of business; (7) obligations to make payments to third party insurance underwriters in respect of premiums collected by the Issuer and its Subsidiaries in the ordinary course of business; or (8) obligations under the Merger Documents.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” means April 15 and October 15 of each year to Stated Maturity.

“Issue Date” means January 5, 2011, the date on which the Notes are originally issued.

“Issuer” means the party named as such in the preamble to this Indenture and its successors, and not any of its Subsidiaries.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement), any lease in the nature thereof, any agreement to give a mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind and, except in connection with any Permitted Securitization Financing, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than a filing for informational purposes); provided that in no event shall an operating lease or an option or an agreement to sell be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date.

“Merger Documents” means the Agreement and Plan of Merger by and among Holdings, Domus Acquisition Corp. and the Issuer, dated as of December 15, 2006, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time on or prior to the Original Issue Date.

“New 11.50% Senior Notes” means the Issuer’s 11.50% Senior Notes due 2017.

“New 12.00% Senior Notes” means the Issuer’s 12.00% Senior Notes due 2017.

“New Notes” means, collectively, the Extended Maturity Notes and the Notes.

“New Senior Notes” means the New 11.50% Senior Notes and the New 12.00% Senior Notes.

“New Senior Subordinated Note Indenture” means the Indenture governing Issuer’s 13.375% Senior Subordinated Notes due 2018, as amended, supplemented and modified from time to time.

“New Senior Subordinated Notes” means the Issuer’s 13.375% Senior Subordinated Notes due 2018.

“Note Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Note Guarantor in accordance with the provisions of this Indenture.

“Note Guarantor” means any Subsidiary that Incurs a Note Guarantee and its successors; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person ceases to be a Note Guarantor.

“Notes” has the meaning set forth in the recitals hereto and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include Series A Convertible Notes, Series B Convertible Notes and Series C Convertible Notes. Unless expressly stated otherwise, Series A Convertible Notes, Series B Convertible Notes and Series C Convertible Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated November 30, 2010, relating to the exchange of the Existing Notes for the New Notes, as supplemented by Supplement No. 1 dated December 6, 2010, Supplement No. 2 dated December 10, 2010, Supplement No. 3 dated December 13, 2010 and Supplement No. 4 dated December 15, 2010.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. “Officer” of Holdings or any Note Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture. “Officer’s Certificate” of Holdings or any Note Guarantor has a correlative meaning.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, Holdings, a Note Guarantor or the Trustee.

“Original Issue Date” means April 10, 2007.

“Permitted Holders” means, at any time, each of the Sponsors and members of the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Junior Securities” means unsecured debt or Equity Interests of the Issuer or any Note Guarantor or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer or any Note Guarantor, as applicable, that are subordinated to the payment of all then outstanding Senior Indebtedness of the Issuer or any Note Guarantor, as applicable (and any debt securities issued in exchange for Senior Indebtedness), at least to the same extent that the Notes and the related Note Guarantee are subordinated to the payment of all Senior Indebtedness of the Issuer or any Note Guarantor, as applicable, on the Issue Date, so long as to the extent that any Senior Indebtedness of the Issuer or any Note Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Securitization Financing” has the meaning ascribed to it in the New Senior Subordinated Note Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Exchange” means the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange or any successor exchange to the foregoing.

“Qualified Public Offering” means an underwritten public offering of Common Stock by Holdings or any selling stockholders pursuant to an effective registration statement filed by Holdings with the SEC (other than (a) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (b) a registration incidental to an issuance of securities under Rule 144A, (c) a registration on Form S-4 or any successor form, or (d) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock (by Holdings and/or selling stockholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and the listing of Common Stock on a Qualified Exchange.

“Qualified Public Offering Effective Date” means the date on which the registration statement related to the relevant Qualified Public Offering becomes effective.

“Record Date” for interest or Additional Interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Registration Rights Agreement” means the Registration Rights Agreement in respect of the Notes, dated as of the Issue Date, among the Dealer Managers, the Issuer, Holdings and the Note Guarantors.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness or Designated Senior Indebtedness, as applicable; provided that if, and for so long as, such Senior Indebtedness lacks such a Representative, then the Representative for such Senior Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Senior Indebtedness.

“Restricted Notes Legend” means the legend set forth in Section 2.3(d)(i) of Appendix A to this Indenture.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Repurchase Obligation” has the meaning ascribed to it in the New Senior Subordinated Note Indenture.

“Senior Indebtedness” with respect to the Issuer or any of the Note Guarantors means all Indebtedness and any Securitization Repurchase Obligation of the Issuer or any such Note Guarantor,

including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization relating to the Issuer or any Note Guarantor at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are subordinated in right of payment to any other Indebtedness of the Issuer or such Note Guarantor, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

(1) any obligation of the Issuer to any Subsidiary of the Issuer (other than any Securitization Repurchase Obligation) or of any Note Guarantor to the Issuer or any other Subsidiary of the Issuer,

(2) any liability for federal, state, local or other taxes owed or owing by the Issuer or such Note Guarantor,

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

(4) any Indebtedness or obligation of the Issuer or any Note Guarantor that by its terms is subordinate or junior in any respect (excluding the intercreditor arrangements benefiting the lenders under the Apple Ridge Documents) to any other Indebtedness or obligation of the Issuer or such Note Guarantor, as applicable, including any Senior Subordinated Pari Passu Indebtedness,

(5) any obligations with respect to any Capital Stock, or

(6) any Indebtedness Incurred in violation of this Indenture but, as to any such Indebtedness Incurred under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (6) if the holders of such Indebtedness under the Credit Agreement, or their Representative shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made, would not) violate this Indenture.

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

“Senior Subordinated Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes (including the Existing Senior Subordinated Notes and the New Senior Subordinated Notes); and

(2) with respect to any Note Guarantor, its Note Guarantee and any Indebtedness that ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee (including such Note Guarantor’s guarantees of the Existing Senior Subordinated Notes and the New Senior Subordinated Notes).

“Separation and Distribution Agreement” means the Separation and Distribution Agreement by and among Cendant, the Issuer, Travelport Inc. and Wyndham Worldwide Corporation, dated as of July 27, 2006.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Series A Convertible Notes” means the Issuer’s 11.00% Series A Convertible Senior Subordinated Notes Due 2018.

“Series B Convertible Notes” means the Issuer’s 11.00% Series B Convertible Senior Subordinated Notes Due 2018.

“Series C Convertible Notes” means the Issuer’s 11.00% Series C Convertible Senior Subordinated Notes Due 2018.

“Significant Subsidiary” means any Subsidiary of the Issuer that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Specified Merger/Transfer Transaction” means a merger, consolidation or amalgamation by the Issuer with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or a conversion of the Issuer into a limited liability company (provided that a co-obligor of the Notes is a corporation), so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Subsidiaries is not increased thereby.

“Special Purpose Securitization Subsidiary” has the meaning ascribed to it in the New Senior Subordinated Note Indenture.

“Sponsors” means (i) (x) one or more investment funds controlled by Apollo Management, L.P. and (y) Apollo Management, L.P. and its Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that in the case of clause (ii), any Apollo Sponsor (x) owns a majority of the voting power of such group and (y) controls a majority of the Board of Directors of the Issuer.

“Stated Maturity” means April 15, 2018.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Adjustment Event”	8.05(k)
“Agent Members”	2.1(d) of Appendix A
“ARF”	11.07
“ARSC”	11.07
“Authentication Order”	2.02
“Automatic Exchange”	2.3(h) of Appendix A
“Automatic Exchange Date”	2.3(h) of Appendix A
“Automatic Exchange Notice”	2.3(h) of Appendix A

Term	Defined in Section
“Automatic Exchange Notice Date”	2.3(h) of Appendix A
“Blockage Notice”	10.03
“Cartus”	11.07
“CFC”	11.07
“Change of Control Expiration Time”	4.08(b)
“Change of Control Offer”	4.08(b)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(b)
“Commission”	1.03
“Common Stock Record Date”	8.05(h)
“Conversion Agent”	2.03
“Conversion Date”	8.02
“Convertible Securities”	8.05(g)
“Current Market Price”	8.05(h)
“DTC”	2.03
“Determination Date”	8.05(k)
“Distributed Property”	8.05(d)
“Election Form”	4.08(c)
“Event of Default”	6.01
“Ex-date”	8.05(h)
“Expiration Time”	8.05(e)
“Guarantee Blockage Notice”	13.03
“Guarantee Payment Blockage Period”	13.03
“Global Note”	2.1(b) of Appendix A
“Holdings Guarantee Blockage Notice”	14.03
“Holdings Guarantee Payment Blockage Period”	14.03
“Holdings Non-Payment Default”	14.03
“Holdings Payment Default”	14.03
“Holdings Permitted Junior Securities”	14.02
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“indenture securities”	1.03
“indenture security Holder”	1.03
“indenture to be qualified”	1.03
“indenture trustee”	1.03
“Indenture Trustee”	11.07
“Institutional Accredited Investor Notes”	1.1(a) of Appendix A
“Market Disruption Event”	8.05(h)
“Non-Payment Default”	10.03
“Note Guarantor Non-Payment Default”	13.03
“Note Guarantor Payment Default”	13.03
“Note Register”	2.03
“obligor”	1.03
“OID Legend”	2.3(d)(i) of

Term	Defined in Section
Appendix A
“Paying Agent”	2.03
“pay its Note Guarantee”	13.03
“pay its Holdings Guarantee”	14.03
“pay the Notes”	10.03
“Payment Blockage Period”	10.03
“Payment Default”	10.03
“Pool Assets”	11.07
“Pricing Date”	8.05(g)
“Purchase Agreement”	1.01
“Purchased Shares”	8.05(e)
“QIB”	1.1(a) of Appendix A
“Reference Property”	8.06
“Redemption Price”	3.07(a)
“Registrar”	2.03
“Receivables Purchase Agreement”	1.01
“Restricted Note”	2.3(h) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	1.1(a) of Appendix A
“Spinoff Valuation Period”	8.05(d)
“Successor Company”	5.01
“Trading Day”	8.05(h)
“Transfer and Servicing Agreement”	1.01
“Trigger Event”	8.05(d)
“Underlying Shares”	8.05(b)
“Unrestricted Note”	2.3(h) of Appendix A

Section 1.03. Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes, the Holdings Guarantee and the Note Guarantees means the Issuer, Holdings and the Note Guarantors, respectively, and any successor obligor upon the Notes, the Holdings Guarantee and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(viii) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(ix) (1) unsecured Indebtedness shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness shall not be deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral and (3) Indebtedness that is not guaranteed shall not be deemed to be subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee; and

(x) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, in the circumstances permitted by the TIA, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating; Terms.

(a) General. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer, Holdings or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issued in Authorized Denominations.

(b) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $2.12 billion.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, Holdings, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02. Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03. Registrar, Conversion Agent and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more additional conversion agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Conversion Agent” includes any additional conversion agent and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such. The Issuer or any of its Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent, Conversion Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Wholly Owned Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require the Holders to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08 and 9.05 hereof).

(d) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(g) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes, for conversion of such Note, and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(h) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(j) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date and/or the Conversion Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, shares of Common Stock deliverable in respect of Notes converted on or prior to that date, as applicable, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, subject to Section 9.02, Notes owned by the Issuer or, if required by the applicable law, by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or, if required by the applicable law, any Affiliate of the Issuer or of such other obligor.

The Issuer may, to the extent permitted by law, at any time, and from time to time, repurchase Notes in the open market or otherwise at any price or prices. Any Notes repurchased by the Issuer may, to the extent permitted by law, be held and converted by the Issuer in accordance with this Indenture or may, at the Issuer’s option, be surrendered to the Trustee for cancellation. Any Notes repurchased by the Issuer may not be reissued or resold unless registered under the Securities Act. Any Notes surrendered for cancellation shall be promptly cancelled. Any Notes held by the Issuer or one of its Subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Noteholders.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee or, at the direction of the Trustee, the Registrar, the Conversion Agent or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall upon the written request of the Issuer be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14. Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

Section 3.01. Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 70 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee shall deem fair and appropriate in accordance with the procedures of DTC, and in each case, such manner as complies with applicable legal requirements. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in Authorized Denominations. Notes that are not in Authorized Denominations shall not be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in Authorized Denominations, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption shall also apply to portions of Notes called for redemption. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption and shall be so converted.

Upon any redemption of less than all of the outstanding Notes, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03. Notice of Redemption.

The Issuer shall mail or cause to be mailed by first-class mail, postage prepaid (or electronically transmit), notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC. Notice may be delivered prior to the consummation of a Qualified Public Offering, may specify that the redemption date will be the Qualified Public Offering Effective Date, shall specify that Holders may convert their Notes prior to redemption and shall summarize the relevant conversion procedures. Notices of redemption may not be conditional (provided that a notice of redemption may state that the redemption date will be the Qualified Public Offering Effective Date).

The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date (which shall be a Business Day);

(ii) the Redemption Price;

(iii) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) that the Notes called for redemption are being redeemed pursuant to Section 3.07;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(ix) the current Conversion Rate for each series of Notes and that, unless the Issuer defaults in making the redemption payment, the right to convert such Notes or portions thereof into Common Stock will expire at the close of business on the Business Day immediately preceding the redemption date; and

(x) a summary of the procedures to convert Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Concurrently with the mailing of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption, unless a notice of conversion into Common Stock has been submitted pursuant to the terms hereof and the other requirements of Section 8.02 have been satisfied, become irrevocably due and payable on the redemption date at the Redemption Price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05. Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or Change of Control Payment Date, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary of the Issuer is acting as a Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the redemption price of and accrued and unpaid interest (including Additional Interest, if any) or the Change of Control Payment on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, or the Change of Control Payment on all Notes to be redeemed or purchased. Any such excess money segregated and held in trust by the Issuer or a Wholly Owned Subsidiary of the Issuer shall be discharged from such trust.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date or Change of Control Payment Date, interest shall cease to accrue on the Notes or the portions of Notes so redemed or purchased, and, after the close of business on the Business Day immediately preceding such redemption date or Change of Control Payment Date (unless the Issuer shall default in the payment of such Notes at the Redemption Price, together with interest (including Additional Interest, if any) accrued to, but excluding, the redemption date, or at the Change of Control Payment) such Notes shall cease to be convertible into Common Stock. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption date or Change of Control Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note to be redeemed or purchased shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest (including Additional Interest, if any) shall be paid on the unpaid principal, from the redemption date or Change of Control Payment Date until such principal is paid, and to the extent lawful on any interest accrued but not paid to the redemption date or Change of Control Payment Date on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof, and such Note shall remain convertible into Common Stock until the Redemption Price or Change of Control Payment and such interest (including Additional Interest, if any) shall have been paid or duly provided for.

Section 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in an Authorized Denomination. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07. Optional Redemption.

(a) Upon a Qualified Public Offering and at any time thereafter, the Notes may be redeemed at the option of the Issuer, in whole or in part, upon notice as set forth in Section 3.03 at a redemption price (the “Redemption Price”), payable in cash, equal to 90% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the date fixed for redemption.

(b) Except pursuant to clause (a) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Wholly Owned Subsidiary of the Issuer, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, Additional Interest, if any, and interest then due.

The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, if any, from time to time on demand at the rate equal to 2% per annum in excess of 11.00% to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period), if any, from time to time on demand at the rate equal to 2% per annum in excess of 11.00% to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Issuer shall maintain, or cause the Trustee to maintain, an office (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Issuer will pay the principal and premium, if any, on the Notes and where Holders may present the Notes for conversion, registration of transfer or exchange for other denominations and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Subject to the preceding paragraph, the Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03. Reports and Other Information.

(a) The Issuer shall deliver to the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section

13 or 15(d) of the Exchange Act within 15 days after the Issuer files such reports, information and documents with the SEC.

Notwithstanding the foregoing, all required reports, information and documents referred to in this Section 4.03(a) shall be deemed to be delivered to the Trustee at the time when (i) the Issuer has filed such reports, information and documents with the SEC via the EDGAR filing system (or any successor system) and (ii) such reports are publicly available.

(b) Holdings and the Issuer will furnish to the Holders, beneficial holders and prospective purchasers of the Notes and the Common Stock into which the Notes are convertible, upon their request, the information, if any, required by Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act.

Section 4.04. Compliance Certificate.

The Issuer, Holdings and each Note Guarantor (to the extent that Holdings or such Note Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer has complied with each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto). The Issuer, Holdings and the Note Guarantors shall also comply with Section 314(a)(4) of the TIA.

Section 4.05. Note Guarantors

The Issuer shall cause each Subsidiary that is a guarantor on the Issue Date, or becomes a guarantor, under the New Senior Subordinated Note Indenture, to execute and deliver to the Trustee either this Indenture on the Issue Date or a supplemental indenture, substantially in the form of Exhibit C, pursuant to which such Subsidiary shall become a Note Guarantor. In addition, if requested by the Trustee, such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Note Guarantee has been duly executed and authorized; and

(b) such Note Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Section 4.06. Stay, Extension and Usury Laws.

The Issuer, Holdings and each of the Note Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer, Holdings and each of the Note Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and (ii) its rights (charter and statutory), licenses and franchises; provided that the Issuer shall not be required to preserve any such right, license or franchise if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.08. Offer to Repurchase Upon Change of Control.

(a) Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of repurchase, in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that the Issuer has exercised its right to redeem such Notes in accordance with Section 3.07 of this Indenture; and provided further, that if the Issuer designates a repurchase date following a Change of Control that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Issuer shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date on the Notes being repurchased to the Holder of record at the close of business on the corresponding Record Date.

In the event that at the time of such Change of Control the terms of the Bank Indebtedness and/or other Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing or transmission of the notice to the Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Issuer shall (i) repay in full all Bank Indebtedness and/or such other Senior Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and/or such other Senior Indebtedness, as the case may be, and repay the Bank Indebtedness and/or such other Senior Indebtedness of each lender or holder, as the case may be, who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness and/or such other Senior Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

(b) Prior to the consummation of any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Section 3.07 of this Indenture, the Issuer shall mail or electronically transmit a notice (a “Change of Control Offer”) to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) the events constituting the Change of Control;

(2) the date of the Change of Control;

(3) that the Holder must exercise the repurchase right prior to the close of business on the Business Day immediately preceding the repurchase date (such time, the “Change of Control Expiration Time”, and such date, the “Change of Control Payment Date”), which date shall not be less than 45 or more than 60 days after the date of mailing of the Change of Control Offer;

(4) the price at which the Issuer shall be obligated to repurchase Notes and the Change of Control Payment Date, as applicable;

(5) that Holders may convert their Notes prior to the Change of Control Expiration Time and shall summarize the relevant conversion procedures;

(6) the name and address of the Paying Agent and the Conversion Agent;

(7) the current Conversion Rate for each series of Notes;

(8) that the Holder can only convert surrendered Notes if the Holder withdraws any Notes surrendered prior to the Change of Control Expiration Time in accordance with the terms of the Indenture;

(9) the procedures that Holders must follow to require the Issuer to purchase their Notes and to withdraw any surrendered Notes, if applicable;

(10) the CUSIP number or numbers of the Notes (if then generally in use);

(11) that if the Issuer is repurchasing less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portions of the Notes surrendered; the unpurchased portions of the Notes must be in Authorized Denominations; and

(12) the other instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

The notice, if mailed or electronically transmitted in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (i) the notice is mailed or electronically transmitted in a manner herein provided and (ii) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(c) For the Notes to be so repurchased at the option of the Holder, the Holder shall deliver to the Issuer or its designated agent, on or before the Change of Control Payment Date, the form entitled “Option of Holder to Elect Purchase” (the “Election Form”) and any Notes to be repurchased, duly endorsed for transfer. The Issuer may require the Holder to pay any tax, assessment or other governmental charge payable as a result of any transfer or exchange of the Notes by reason of such repurchase.

The Election Form shall state:

(1) if certificated Notes have been issued, the Notes’ certificate numbers (or, if the Notes are not certificated, the Holder’s Election Form shall comply with appropriate DTC procedures);

(2) the portion of the principal amount of Notes that the Holder will deliver to be purchased, which portion must be in an Authorized Denomination; and

(3) that the Notes shall be purchased pursuant to the terms and conditions specified in this Section 4.08.

(d) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

Payment of the Change of Control Payment for a Note for which an Election Form has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the Paying Agent, at any time after delivery of the Election Form. Payment of the Change of Control Payment for the Note will be made promptly following the later of the Change of Control Payment Date and the time of book-entry transfer or delivery of the Note. If the Paying Agent holds money sufficient to pay the Change of Control Payment payable in respect of the Note on the Business Day following the Change of Control Payment Date, then, on and after that date, (i) the Note will cease to be outstanding; (ii) interest on the Notes will cease to accrue; and (iii) all other rights of the Holder will terminate, other than the right to receive the repurchase price upon delivery of the Note.

(e) Notwithstanding anything herein to the contrary, any Holder delivering the Election Form shall have the right to withdraw such Election Form at any time prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date by delivery to the Issuer or its designated agent of a written notice of withdrawal, specifying:

(1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2) if certificated Notes have been issued, the Notes’ certificate numbers (or, if the Notes are not certificated, the Election Form shall comply with appropriate DTC procedures); and

(3) the principal amount, if any, of such Notes which remains subject to the Election Form.

(f) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding, subject to Section 2.08 and Section 2.09.

(h) Notes that are not in Authorized Denominations shall not be purchased in part, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not in Authorized Denominations, shall be purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes to be purchased shall also apply to portions of Notes to be purchased. Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Amalgamation Consolidation or Sale of All or Substantially All Assets.

The Issuer shall not consolidate with or merge with or into any other Person or Persons, or sell, convey, transfer or lease all or substantially all of its properties or assets to any Person unless:

(1) the Issuer is the surviving Person or the resulting, surviving or transferee Person, if other than the Issuer, is organized and existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form and substance reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) if the Successor Company is not the Issuer, each Note Guarantor, unless it is the other party to the transactions described above or as a result of the transaction shall no longer guarantee the New Senior Subordinated Notes, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) the Successor Company (if other than the Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture.

Section 5.02. Successor Entity Substituted.

Upon any consolidation with, or merger of the Issuer into any Person, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes, but in the case of a lease of all or substantially all of its assets, the Issuer will not be released from the conversion obligations under this Indenture and the obligations to pay the principal of, interest and Additional Interest, if any, on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption pursuant to Article 3, upon required repurchase pursuant to Section 4.08, upon declaration or otherwise (whether or not prohibited by the subordination provisions of this Indenture);

(2) a default in any payment of any interest (including any Additional Interest) on any Note when the same becomes due and payable (whether or not prohibited by the subordination provisions of this Indenture), and such default continues for a period of 30 days;

(3) default in the Issuer’s obligation to convert any Notes following the exercise by the Holder of the right to convert such Notes into Common Stock or other property pursuant to and in accordance with Article 8, and such failure continues for a period of 5 days;

(4) default in the Issuer’s obligation to provide a Change of Control Notice on a timely basis as provided in Section 4.08, and such failure continues for a period of 5 days;

(5) the Issuer fails to comply with its obligations under Section 5.01;

(6) the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Subsidiary of the Issuer) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent;

(7) the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;

(8) the Issuer fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (1) through (5) of this Section 6.01) and such failure continues for 60 days after the notice specified below;

(9) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor that qualifies as a Significant Subsidiary (or one or more Note Guarantors that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after the notice specified below;

(10) Holdings, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; or

(11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdings, the Issuer or any Significant Subsidiary, in a proceeding in which Holdings, the Issuer or any such Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Holdings, the Issuer or any Significant Subsidiary, or for all or substantially all of the property of Holdings, the Issuer or any Significant Subsidiary; or

(iii) orders the liquidation of Holdings, the Issuer or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

A Default under clause (8) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (8) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clauses (10) or (11) of Section 6.01 with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes, by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest (including Additional Interest, if any) on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of:

(i) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement; and

(ii) the day on which any Bank Indebtedness is accelerated.

Upon such a declaration, such principal and interest (including Additional Interest, if any) shall be due and payable immediately. If an Event of Default specified in clauses (10) or (11) of Section 6.01) with respect to the Issuer occurs, the principal of, premium, if any, and interest (including Additional Interest, if any) on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

In the event of any Event of Default specified in clause (6) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

(b) Subject to Section 6.02(a), at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes and Additional Interest, if any, or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any Note held by a non-consenting Holder (including in connection with a Change of Control Offer) or a failure to perform conversion obligations under Article 8; provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Sections 7.01(e), 7.02(f), 7.02(k) and 7.07, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer) and to convert Notes in accordance with the provisions of Article 8, or to bring suit for the enforcement of any such payment on or after such respective dates or conversion rights, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including Holdings and the Note Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including Holdings or a Note Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. The Trustee shall have no duty to inquire as to the performance of the Issuer’s, Holdings’ or any Note Guarantor’s covenants herein.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties.

(l) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically transmit to Holders of Notes a notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest on any Note, or a failure to perform conversion obligations under Article 8, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and references a Default or Event of Default.

Section 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each December 31, beginning with the December 31 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Issuer and the Note Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Note Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee and their agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer, Holdings or any of the Note Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer, Holdings, any Note Guarantor or any other Person, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuer and the Note Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

CONVERSION OF NOTES

Section 8.01. Right to Convert.

(a) Subject to the provisions of this Indenture, the Holder of any Note shall have the right, at such Holder’s option, at any time prior to the close of business on the Business Day immediately preceding April 15, 2018, to convert the principal amount of the Note, or any portion of such principal amount which is in an Authorized Denomination, into fully paid and non-assessable shares of Common Stock at the Conversion Rate for such series of Notes in effect at such time, by surrender of such Note so to be converted, in whole or in part, together with any required funds, in the manner provided in Section 8.02.

(b) Notes that are not in Authorized Denominations shall not be converted in part, except that if all of the Notes of a Holder are to be converted, the entire outstanding amount of Notes held by such Holder, even if not in Authorized Denominations, shall be converted. Except as provided in the preceding sentence, provisions of this Indenture that apply to conversion of Notes shall also apply to conversion of portions of Notes.

(c) Notwithstanding the foregoing, if such Note has been called for redemption pursuant to Article 3, the Note may be converted only until the close of business on the Business Day immediately preceding the redemption date unless the Issuer defaults in the payment of such Notes at the Redemption Price in accordance with the terms of this Indenture.

(d) A Note in respect of which a Holder is electing to exercise its option to require repurchase upon a Change of Control pursuant to Section 4.08 may be converted only if such Holder withdraws its election in accordance with Section 4.08(e). A Holder of a Note is not entitled to any rights of a holder of Common Stock until such Holder has converted such Note to Common Stock, and only to the extent such Note is deemed to have been converted to Common Stock under this Article 8.

Section 8.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion.

In order to exercise the conversion privilege with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose or, at the option of such Holder, the Corporate Trust Office of the Trustee, such Note with the original or facsimile of the form entitled “Option of Holder to Elect Conversion” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 8.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 8.07.

In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must comply with the Applicable Procedures to cause its interests in such Global Note to be delivered to the Conversion Agent and pay the funds, if any, required by this Section 8.02 and any transfer or similar taxes, if required pursuant to Section 8.07.

If the Issuer elects, in its sole discretion, to issue and deliver shares of Common Stock upon conversion of any interest in a Global Note in book-entry form through the Depositary, the Issuer shall provide to Holders a notice of such change in the manner set forth in Section 16.02. Thereafter, to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery its interests in such Global Note to the Conversion Agent, and pay the funds, if any, required by this Section 8.02 and any transfer or similar taxes, if required pursuant to Section 8.07.

In order to validly exercise the conversion privilege under this Section 8.02, a conversion must be effected prior to the expiration of the period of time set forth in Section 8.01. Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth in this Section 8.02 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of Holdings shall be closed shall constitute the Person in whose name the certificates are to be issued or shares of Common Stock are to be credited as the holder of record thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

As promptly as practicable following the Conversion Date, subject to compliance with any restrictions on transfer if shares of Common Stock issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted) but in any event, no later than the third Business Day following the Conversion Date or, if the shares of Common Stock are to be issued in the name of the beneficial owner of an interest in a Global Note, the third Business Day after such beneficial owner provides to the Conversion Agent the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued, Holdings shall issue and the Issuer shall deliver to such Noteholder, (a) a certificate or certificates at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.02 for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Issuer in accordance with the provisions of this Article 8 or (b) effect a book-entry transfer pursuant to the Applicable Procedures for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Issuer in accordance with the provisions of this Article 8. In case any Note of an

Authorized Denomination shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in Authorized Denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Any Note or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any Interest Payment Date to the close of business on the Business Day preceding the following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Issuer has specified a redemption date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Issuer has specified a Change of Control Payment Date that is after a Record Date and prior to the next Interest Payment Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 8.02, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 8.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Issuer), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth in this Section 8.02. The Issuer’s delivery of the Common Stock in exchange for the Note being converted pursuant to the provisions hereof shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 8.03. No Fractional Shares.

No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Issuer shall round up and deliver an additional share.

Section 8.04. Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 8. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to Sections 7.01 and 7.02 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.05. Adjustment of Conversion Rates.

The applicable Conversion Rate shall be adjusted from time to time by the Issuer as follows:

(a) In case Holdings shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, each Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect at the opening of business on the date following the Common Stock Record Date by a fraction,

(i) the numerator of which shall be sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date;

such increase to become effective at the opening of business on the date following such Common Stock Record Date. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Holdings. Holdings will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Holdings. If any dividend or distribution of the type described in this Section 8.05(a) is declared but not so paid or made, the applicable Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case Holdings shall issue rights, options or warrants to all or substantially all holders of its outstanding shares of Common Stock (except as to rights, options and warrants which do not entitle their holders to purchase shares until the occurrence of a Trigger Event) entitling them (for a period expiring within forty-five (45) days after the Common Stock Record Date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price calculated using the declaration date as the date for determination of stockholders entitled to receive such rights, options or warrants, each Conversion Rate shall be increased by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date by a fraction,

(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date,

and (y) the total number of shares (the “Underlying Shares”) of Common Stock underlying all of such issued rights, options or warrants (whether by exercise, conversion, exchange or otherwise); and

(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date, and (y) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such Current Market Price;

such increase to become effective at the opening of business on the date following such Common Stock Record Date.

Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the Common Stock Record Date. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, each Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be each Conversion Rate that would then be in effect if a Common Stock Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Holdings for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors acting in good faith.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, each Conversion Rate in effect at the opening of business on the date following the date upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, each Conversion Rate in effect at the opening of business on the date following the date upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the date following the date upon which such subdivision or combination becomes effective.

(d) In case Holdings shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock a portion of its assets (including cash, debt, or other securities or rights to purchase securities (but excluding any distribution referred to in Sections 8.05(a), 8.05(b), 8.05(c) or 8.05(f)) (any of the foregoing hereinafter in this Section 8.05(d) called the “Distributed Property”), then, in each such case (unless Holdings elects to reserve such Distributed Property for distribution to the Noteholders upon the conversion of the Notes, so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distributed Property which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Common Stock Record Date) each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price with respect to such Common Stock Record Date; and

(ii) the denominator of which shall be the Current Market Price with respect to such Common Stock Record Date less the Fair Market Value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Common Stock Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately at the opening of business on the date following such Common Stock Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of the Distributed Property such Holder would have received had such Holder converted each Note on the Common Stock Record Date. If such dividend or distribution is not so paid or made, each Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price with respect to Common Stock Record Date.

Notwithstanding the foregoing, if at the time following a Qualified Public Offering the Distributed Property distributed by Holdings to all or substantially all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date with respect to such distribution by a fraction:

(1) the numerator of which shall be the sum of (x) the average of the daily Closing Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the principal national or regional securities exchange on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distributed Property so distributed applicable to one share of Common Stock; and

(2) the denominator of which shall be the average of the daily Closing Sale Prices per share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective at the opening of business on the date following such Common Stock Record Date; provided that the Issuer may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such Holder would have received had such Holder converted each Note on the Common Stock Record Date with respect to such distribution.

Rights, options or warrants distributed by Holdings to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Holdings’ capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.05(d) (and no adjustment to the Conversion Rates under this Section 8.05(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rates shall be made under this Section 8.05(d).

If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rates under this Section 8.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rates shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

No adjustment of the Conversion Rates shall be made pursuant to this Section 8.05(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Issuer for distribution, to Holders of Notes upon conversion by such Holders of Notes to Common Stock.

For purposes of this Section 8.05(d) and Section 8.05(a) and Section 8.05(b), any dividend or distribution to which this Section 8.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustments required by this Section 8.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustments required by Section 8.05(a) and Section 8.05(b) with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 8.05(a).

(e) In case a tender or exchange offer made by Holdings or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors acting in good faith, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, each Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price per share of Common Stock on the Trading Day (or, if a Qualified Public Offering has not yet occurred, the Business Day) next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price per share of Common Stock on the Trading Day (or, if a Qualified Public Offering has not yet occurred, the Business Day) next succeeding the Expiration Time, such adjustment to become effective at the opening of business on the date following the Expiration Time. If Holdings is obligated to purchase shares pursuant to any such tender or exchange offer, but is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) In case Holdings shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 8.05(d)) to all or substantially all holders of Common stock, then in such case each Conversion Rate shall be increased by multiplying such Conversion Rate in effect at the opening of business on the Common Stock Record Date for the determination of holders of Common Stock entitled to such distribution by a fraction, the numerator of which shall be the Current Market Price with respect to such Common Stock Record Date and the denominator of which shall be an amount equal to the Current Market Price with respect to such Common Stock Record Date less the amount of the distribution per share of Common Stock, such adjustment to become effective at the opening of business on the date following the Common Stock Record Date.

(g) In case Holdings shall issue (i) shares of Common Stock, or (ii) options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, “Convertible Securities”), without consideration or for consideration per share less than the Common Stock Fair Market Value on the date the price of such shares of Common Stock or such Convertible Securities is fixed by the Holdings (such date, the “Pricing Date”), excluding:

(i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Sections 8.05(a), 8.05(b), 8.05(c) or 8.05(d);

(ii) shares of Common Stock issued pursuant to any equity compensation plans;

(iii) shares of Common Stock issued in connection with (x) the funding of an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (y) a joint venture or strategic alliance;

(iv) shares of Common Stock issued in a tender offer or exchange offer by Holdings or any of its Subsidiaries as to which an adjustment was effected pursuant to Section 8.05(e) above;

(v) public or broadly marketed offerings (as determined by the Board of Directors of Holdings acting in good faith) and sales of shares of Common Stock, securities convertible into shares of Common Stock or rights or warrants entitling the Holder to purchase shares of Common Stock for cash, conducted on a basis consistent with offerings by public companies of similar size in their own capital raising transactions;

each Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying such Conversion Rate in effect on the Pricing Date by a fraction:

(x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (B) the number of additional shares of Common Stock issued (or into which Such Convertible Securities may be exercised or converted); and

(y) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (B) the number of shares of Common Stock which the aggregate consideration receivable by Holdings for the total number of shares of Common Stock so issued (or into which such Convertible Securities may be exercised or convert) would purchase at the Common Stock Fair Market Value on the last Trading Day (or, if a Qualified Public Offering has not yet occurred, the Business Day) preceding the Pricing Date.

Such adjustments shall be made successively whenever any shares of Common Stock are issued (or into which such Convertible Securities may be exercised or converted). Any adjustment made pursuant to this Section 8.05(g) shall become effective after the close of business on the Pricing Date.

For purposes of this Section 8.05(g), the aggregate consideration receivable by Holdings in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related reasonable expenses payable to third parties) of all such securities plus, if applicable, the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock.

(h) For purposes of this Section 8.05, the following terms shall have the meaning indicated:

(i) “Current Market Price” means (i) at such times as the Common Stock is not listed on a Qualified Exchange, the applicable Conversion Price then in effect, and (ii) at such times as the Common Stock is listed on a Qualified Exchange, the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of the date of determination of the Common Stock holders entitled to receive such issuance or distribution and the day before the “Ex-date” with respect to the issuance or distribution requiring such computation immediately prior to the date in question.

If another issuance, distribution, subdivision or combination to which Section 8.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(ii) “Common Stock Record Date” means, for purposes of this Section 8.05, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(iii) “Ex-date” means (A) at such time as the Common Stock is not listed on a Qualifying Exchange, the applicable Common Stock Record Date, and (B) (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

(iv) “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal national or regional securities exchange on which the Common Stock is then listed or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(v) “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock is not listed on the New York Stock Exchange, any day on which the principal national or regional securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national or regional securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(i) The Issuer may make such increases in a Conversion Rate, in addition to those required by Section 8.05(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Issuer from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Issuer shall mail to Holders of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Whenever a Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last related Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officer’s Certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at his last address appearing on the Note Register provided for in Section 2.5 of this Indenture, within twenty (20) days after the date of execution of such Officer’s Certificate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 8.05 provides that an adjustment shall become effective on or after (1) a record date or Common Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 8.05(a), (d) or (f), (3) a date fixed for the determination of stockholders entitled to receive rights, options or warrants pursuant to Section 8.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 8.05(e), or (5) on the Pricing Date pursuant to Section 8.05(g) (each a “Determination Date”), the Issuer may elect to defer such adjustment until the occurrence of the applicable Adjustment Event (as hereinafter defined) by issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. For purposes of this Section 8.05(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights, options or warrants,

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable, and

(v) in any case of an adjustment pursuant to Section 8.05(g), the date of the closing of such sale.

(l) For purposes of this Section 8.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Holdings but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Holdings shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Holdings.

(m) Upon conversion of the Notes, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated rights issued under any future shareholder rights plan Holdings adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such plan. If the Holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 8.05 shall be made in connection with such shareholder rights plans. If the rights under a shareholder rights plan have separated from the Common Stock, then each Conversion Rate shall be adjusted as provided in Section 8.05(d).

Section 8.06. Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely:

(i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8.05(c) applies);

(ii) any consolidation, merger or combination of Holdings with another Person;

(iii) any sale or conveyance of all or substantially all of the properties and assets of Holdings to any other Person; or

(iv) statutory share exchange;

in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock (such property, collectively, the “Reference Property”), then the Issuer shall execute with the Trustee, Holdings, such other Person (if applicable) and the Note Guarantors a supplemental indenture providing that at and after the effective time of such transaction each Note shall be convertible into the Reference Property receivable upon such transaction by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration, the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock. The Issuer shall notify Holders of the weighted average as soon as practicable after such determination is made. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 8.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Note Register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 8.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

Section 8.07. Taxes on Shares of Common Stock.

The delivery of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar tax. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of stock in any name other than that of the Holder of any Note converted, and the Issuer shall not be required to deliver any such stock certificate in connection with conversion unless and until the Person or Persons requesting the delivery thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 8.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.

The Issuer shall provide, or cause Holdings to provide, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

The Issuer covenants that, before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the related Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, Holdings shall take all corporate action which may, in the opinion of its counsel, be necessary in order that Holdings may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be validly issued, fully paid and non-assessable and free from all taxes (excluding any income taxes of the Holder or taxes resulting from the Holder’s failure to submit certifications about the Holder’s status), Liens and charges with respect to the issue thereof, and be entitled to identical rights and privileges as then outstanding Common Stock.

The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer shall in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval.

The Issuer further covenants that, if at any time the Common Stock shall be listed on an Qualified Exchange or automated quotation system, Holdings shall, if permitted by the rules of such Qualified Exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such Qualified Exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided that if the rules of such Qualified Exchange or automated quotation system permit Holdings to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Issuer covenants that Holdings shall list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such Qualified Exchange or automated quotation system at such time.

Section 8.09. Notice to Holders Prior to Certain Actions.

Unless a notice has been provided under Section 8.05(j), in case:

(a) Holdings shall declare a dividend (or any other distribution) on its Common Stock or take any other action that would require an adjustment in a Conversion Rate pursuant to Section 8.05;

(b) Holdings shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants;

(c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Holdings is a party and for which approval of any stockholders of Holdings is required, or of the sale or transfer of all or substantially all of the assets of Holdings or the Issuer; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of Holdings or the Issuer;

the Issuer shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at his address appearing on the Note Register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event no later than the applicable date specified in sub-section (i) or (ii) below, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, action, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, action, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, Holdings (with respect to the Holdings Guarantee or this Indenture), any Note Guarantor (with respect to its Note Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture and the Notes, the Holdings Guarantee or any Note Guarantee without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(3) to comply with Section 5.01 hereof;

(4) to provide for the conversion of Notes into Reference Property in accordance with Section 8.06 of this Indenture;

(5) to provide for the assumption of the Issuer’s, Holdings’ or any Note Guarantor’s obligations to the Holders;

(6) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(7) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Holdings or any Note Guarantor;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(9) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to add a Note Guarantor under this Indenture;

(11) to secure the Notes, the Holdings Guarantee or any Note Guarantees;

(12) to conform the text of this Indenture, the Holdings Guarantee, Note Guarantees or the Notes to any provision of the “Description of the Convertible Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Convertible Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Holdings Guarantee, Note Guarantees or Notes;

(13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(14) to make any change that does not adversely affect the rights of any Holder in any material respect.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer, Holdings and the Note Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, Holdings (with respect to the Holdings Guarantee or this Indenture), any Note Guarantor (with respect to its Note Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, any Note Guarantee, the Holdings Guarantee and the Notes and, subject to Sections 6.02 and 6.04 hereof, compliance therewith may be waived with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and with Notes held by Affiliates of the Issuer eligible to consent to the extent permitted by applicable law). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02, except that Notes held by Affiliates of the Issuer shall be eligible to consent to the extent permitted by applicable law.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer, Holdings and the Note Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail or electronically transmit to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or electronically transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Notwithstanding the foregoing, without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2) change the Stated Maturity of the Notes or time of payment of interest;

(3) reduce the principal of, interest rate on or premium payable on the Notes;

(4) make any change that adversely affects the conversion rights of the Notes, including the Conversion Price and Conversion Rate adjustment provisions;

(5) make any change that grants additional redemption rights;

(6) change the currency payable on the Notes or the location of payment other than as contemplated by this Indenture;

(7) adversely affect the ranking of the Notes, the Holdings Guarantee or the Note Guarantees;

(8) waive or impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Notes; or

(9) except as expressly permitted by Section 11.06 hereof, release the Note Guarantees of any Significant Subsidiary.

Section 9.03. Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 16.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, Holdings and any Note Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

SUBORDINATION

Section 10.01. Agreement To Subordinate.

The Issuer agrees, and each Holder by accepting a Note agrees, that the payment of all Obligations owing in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future senior subordinated Indebtedness of the Issuer (including the Existing Senior Subordinated Notes and the New Senior Subordinated Notes), and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer; and only Indebtedness of the Issuer that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

Section 10.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a reorganization of or similar proceeding relating to the Issuer or its property:

(i) the holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment;

(ii) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 15 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and

(iii) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

Section 10.03. Default on Senior Indebtedness of the Issuer.

The Issuer shall not pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article 15 hereof and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) (except that Holders of the Notes may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 15), if either of the following occurs (a “Payment Default”):

(i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of the Issuer occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of the Issuer is not paid when due, or

(ii) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness of the Issuer is accelerated in accordance with its terms,

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuer shall be entitled to pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer shall not pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, unless earlier terminated as provided below. With respect to Indebtedness under the Credit Agreement, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice; (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 10.03 and Section 10.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default exists, the Issuer shall be permitted to resume paying the Notes after the end of such Payment Blockage Period (including any missed payments). The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Credit Agreement), a Representative of holders of Indebtedness under the Credit Agreement may give another Blockage Notice within such period.

However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions of the Designated Senior Indebtedness under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Section 10.04. Acceleration of Payment of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 10. If any Designated Senior Indebtedness of the Issuer is outstanding, the Issuer may not pay the Notes until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

Section 10.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Issuer, and pay it over to them as their interests may appear.

Section 10.06. Subrogation.

After all Senior Indebtedness of the Issuer is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Senior Indebtedness.

Section 10.07. Relative Rights.

This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

(i) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(iii) affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness.

Section 10.08. Subordination May Not Be Impaired by the Issuer.

No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by their failure to comply with this Indenture.

Section 10.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 10.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the Corporate Trust Office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 10; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, interest, Additional Interest, the Redemption Price or the Change of Control Payment, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 10.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. The Issuer, a Representative, a holder of Senior Indebtedness of the Issuer, any trustee or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

Section 10.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

Section 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 10.12. Payment Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money held by the Trustee pursuant to Section 15.01 shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer; provided that the subordination provisions of this Article 10 were not violated at the time the applicable amounts were deposited pursuant to Section 15.01 hereof.

Section 10.13. Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

Section 10.14. Trustee To Effectuate Subordination.

A Holder by its acceptance of a Note agrees to be bound by this Article 10 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuer.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

Section 10.16. Reliance by Holders of Senior Indebtedness of the Issuer on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Issuer, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Issuer, or otherwise amend or supplement in any manner Senior Indebtedness of the Issuer, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Issuer is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Issuer; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Issuer; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

ARTICLE 11

NOTE GUARANTEES

Section 11.01. Note Guarantee.

Subject to this Article 11, each of the Note Guarantors hereby, jointly and severally with each other Note Guarantor and with Holdings, irrevocably and unconditionally guarantees, on an unsecured senior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the performance of all obligations of the Issuer under this Indenture and the Notes and that: (a) the principal of, premium, if any, interest, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, interest, and Additional Interest, if any, on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Note Guarantor, together with Holdings as described in Article 12, shall be jointly and severally obligated to pay the same or cause such performance immediately. Each Note Guarantor agrees that this is a guarantee of performance and payment and not a guarantee of collection.

The Note Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Holdings Guarantee, any Note Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Note Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Note Guarantor also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, Holdings, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor further agrees that, as between the Note Guarantors and Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor or Holdings so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the applicable guaranteed obligations;

(2) subject to Section 11.06, be binding upon each such Note Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuer, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s, Holdings’ or any other Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Note Guarantor shall be a general unsecured senior subordinated obligation of such Note Guarantor and shall be subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor, if any.

Each payment to be made by a Note Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02. Limitation on Note Guarantor Liability.

Each Note Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, the Note Guarantors and Holdings hereby irrevocably agree that the obligations of each Note Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor or Holdings in respect of the obligations of such other Note Guarantor or Holdings under this Article 11 and Article 12, result in the obligations of such Note Guarantor under its Note Guarantee not being voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Note Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Note Guarantor and Holdings in an amount equal to such other Note Guarantor’s or Holdings’ pro rata portion of such payment based on the respective net assets of all the Note Guarantors and Holdings at the time of such payment determined in accordance with GAAP.

Section 11.03. Execution and Delivery.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Note Guarantor hereby agrees that this Indenture shall be executed on behalf of such Note Guarantor by its Chairman, President, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Note Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Note Guarantors.

If required by Section 4.05 hereof, the Issuer shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.05 hereof and this Article 11, to the extent applicable.

Section 11.04. Subrogation.

Each Note Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by such Note Guarantor pursuant to the provisions of Section 11.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Note Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 11.05. Benefits Acknowledged.

Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 11.06. Release of Note Guarantees.

A Note Guarantee by a Note Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Note Guarantor, Holdings, the Issuer or the Trustee is required for the release of such Note Guarantor’s Note Guarantee, upon:

(a) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Subsidiary of the Issuer), of the applicable Note Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture and such Note Guarantor is released from its guarantees, if any, of all Senior Subordinated Pari Passu Indebtedness;

(b) the release or discharge of such Note Guarantor from its guarantee of the New Senior Subordinated Notes that resulted in the obligation to guarantee the Notes, if such Note Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (for the avoidance of doubt, the only requirement to guarantee the Notes pursuant to this Indenture whether on the Issue Date or thereafter is as set forth in Section 4.05); or

(c) Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture.

In addition, a Note Guarantee will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Section 11.07. Securitization Acknowledgement.

For purposes of this Section 11.07, capitalized terms used herein and not otherwise defined herein (unless there shall be a conflict between a term used in this Section 11.07 and a term used elsewhere in this Indenture, in which case the term as defined in this Section 11.07 shall control solely for purposes of this Section 11.07) shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, or, if not defined therein, as assigned to such terms in the Purchase Agreement or the Receivables Purchase Agreement referred to therein. Subsequent references in this Section 11.07 to Apple Ridge Services Corporation (“ARSC”), Cartus Corporation (“Cartus”) and Cartus Financial Corporation (“CFC”) below shall mean and be references to such corporations as they existed as of the Original Issue Date but shall also include references to any limited liability companies which succeed to the assets and liabilities of such companies in connection with a conversion of any such corporation into a limited liability company.

Holders by their acceptance of Notes entitled to the benefits of this Indenture acknowledge and agree, as follows (which acknowledgement and agreement are part of the consideration for the issuance of the Notes):

(i) Each Holder hereby acknowledges that (A) CFC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Cartus Purchased Assets (originally referred to as CMSC Purchased Assets) from Cartus pursuant to the Purchase Agreement, making Equity Payments, Equity Loans, Mortgage Payoffs and Mortgage Payments to or on behalf of employees or otherwise purchasing Homes in connection with the Pool Relocation Management Agreements, funding such activities through the sale of CFC Receivables (originally referred to as CMF Receivables) to ARSC, and such other activities as it deems necessary or appropriate in connection therewith, (B) ARSC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing from CFC all CFC Receivables acquired by CFC from Cartus or otherwise originated by CFC, funding such acquisitions through the sale of the CFC Receivables to Apple Ridge Funding LLC (“ARF”) and such other activities as it deems necessary or appropriate to carry out such activities, and (C) ARF is a limited purpose limited liability company whose activities are limited in its limited liability company agreement to purchasing the Pool Receivables from ARSC, funding such acquisitions through the issuance of the Notes, pledging such Pool Receivables to The Bank of New York Mellon (formerly known as The Bank of New York) (the “Indenture Trustee”) and such other activities as it deems necessary or appropriate to carry out such activities.

(ii) Each Holder hereby acknowledges and agrees that (A) the foregoing transfers are intended to be true and absolute sales as a result of which Cartus has no right, title and interest in and to any of the Cartus Purchased Assets, any Homes acquired by CFC in connection therewith or any CFC Receivables, including any Related Property relating thereto, any proceeds thereof or earnings thereon (collectively, the “Pool Assets”), (B) none of CFC, ARSC or ARF is a Loan Party, (C) such Holder is not a creditor of, and has no recourse to, CFC, ARSC or ARF pursuant to the Credit Agreement or any other Loan Document, and (D) such Holder has no lien on or claim, contractual or otherwise, arising under the Credit Agreement or any other Loan Document to the Pool Assets (whether now existing or hereafter acquired and whether tangible or intangible); provided that nothing herein shall limit any rights the Secured Parties may have to any proceeds or earnings which are transferred from time to time to Cartus by CFC, ARSC or ARF.

(iii) No Holder will institute against or join any other person in instituting against CFC, ARSC or ARF any insolvency proceeding, or solicit, join in soliciting, cooperate with or encourage any motion in support of, any insolvency proceeding involving CFC, ARSC or ARF until one year and one day after the payment in full of all Notes; provided that the foregoing shall not limit the right of any Holder to file any claim in or otherwise take any action (not inconsistent with the provisions of this Section 11.07(a)) permitted or required by applicable law with respect to any insolvency proceeding instituted against CFC, ARSC or ARF by any other person.

(iv) Without limiting the foregoing, in the event of any voluntary or involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law involving Cartus, CFC, ARSC, ARF or any other Affiliates of Cartus as debtor, or otherwise, the Secured Parties agree that if, notwithstanding the intent of the parties, Cartus is found to have a property interest in the Pool Assets, then, in such event, CFC and its assigns, including the Indenture Trustee, shall have a first and prior claim to the Pool Assets, and any claim or rights the Secured Parties may have to the Pool Assets, contractual or otherwise, shall be subject to the prior claims of the Indenture Trustee and the Noteholders until all amounts owing under the Indenture shall have been paid in full, and the Secured Parties agree to turn over to the Indenture Trustee any amounts received contrary to the provisions of this clause (iv).

(v) Each Holder hereby covenants and agrees that it will not agree to any amendment, supplement or other modification of this Section 11.07(a) without the prior written consent of the Indenture Trustee. Each Holder further agrees that the provisions of this Section 11.07(a) are made for the benefit of, and may be relied upon and enforced by, the Indenture Trustee and that the Indenture Trustee shall be a third party beneficiary of this Section 11.07(a).

ARTICLE 12

HOLDINGS GUARANTEE

Section 12.01. Holdings Guarantee.

Subject to this Article 12, Holdings hereby, jointly and severally with the Note Guarantors, irrevocably and unconditionally guarantees, on an unsecured junior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the performance of all obligations of the Issuer under this Indenture and the Notes and that: (a) the principal of and interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest, or Additional Interest, if any, on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, together with the Note Guarantors as described in Article 11, shall be jointly and severally obligated to pay the same or cause such performance immediately. Holdings agrees that this is a guarantee of performance and payment and not a guarantee of collection.

Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, Holdings or any Note Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Holdings Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Holdings also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, Holdings, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Holdings Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Holdings further agrees that, as between Holdings and the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Holdings Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Holdings for the purpose of this Holdings Guarantee. Holdings shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

This Holdings Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the applicable guaranteed obligations;

(2) subject to Section 12.06, be binding upon Holdings and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

This Holdings Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuer, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of this Holdings Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Holdings Guarantee shall be a general unsecured junior subordinated obligation of Holdings and shall be subordinated in right of payment to all existing and future Holdings Senior Indebtedness, if any.

Each payment to be made by Holdings in respect of its Holdings Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 12.02. Limitation on Holdings Liability.

Holdings, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Holdings Guarantee of Holdings not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Holdings Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, Holdings and the Note Guarantors hereby irrevocably agree that the obligations of Holdings shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Holdings that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any of the Note Guarantors in respect of the obligations of Holdings under this Article 12 or the Note Guarantors under Article 11, result in the obligations of Holdings under this Holdings Guarantee not being voidable under applicable law relating to a fraudulent conveyance or fraudulent transfer or similar law affecting the rights of creditors generally. If Holdings makes a payment under this Holdings Guarantee, then Holdings shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each Note Guarantor in an amount equal to such Note Guarantor’s pro rata portion of such payment based on the respective net assets of Holdings and each of the Note Guarantors at the time of such payment determined in accordance with GAAP.

Section 12.03. Execution and Delivery.

To evidence the Holdings Guarantee set forth in Section 12.01 hereof, Holdings hereby agrees that this Indenture shall be executed on behalf of Holdings by its Chairman, President, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, one of its Vice Presidents or one of its Assistant Vice Presidents.

Holdings hereby agrees that the Holdings Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Holdings Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Holdings Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Holdings Guarantee set forth in this Indenture on behalf of Holdings.

Section 12.04. Subrogation.

Holdings shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by Holdings pursuant to the provisions of Section 12.01 hereof; provided that, if an Event of Default has occurred and is continuing, Holdings shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.05. Benefits Acknowledged.

Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to the Holdings Guarantee are knowingly made in contemplation of such benefits.

Section 12.06. Release of Holdings Guarantee.

This Holdings Guarantee shall be automatically and unconditionally released and discharged, and no further action by Holdings, the Issuer, the Note Guarantors or the Trustee is required for the release of this Holdings Guarantee, upon:

(a) the Issuer ceasing to be a Subsidiary of Holdings; provided that any such transaction occurs in compliance with this Indenture; or

(b) Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture.

ARTICLE 13

SUBORDINATION OF NOTE GUARANTEES

Section 13.01. Agreement To Subordinate.

Each Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of such Note Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of all existing and future Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. A Note Guarantor’s obligations under its Note Guarantee shall in all respects rank pari passu in right of payment with all existing and future senior subordinated Indebtedness of such Note Guarantor, and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor; and only Indebtedness of such Note Guarantor that is Senior Indebtedness shall rank senior to the obligations of such Note Guarantor under its Note Guarantee in accordance with the provisions set forth herein. All provisions of this Article 13 shall be subject to Section 13.12.

Section 13.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of a Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a reorganization of or similar proceeding relating to such Note Guarantor or its property:

(1) the holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment; and

(2) until the Senior Indebtedness of such Note Guarantor is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Article 13 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain (x) Permitted Junior Securities and (y)

payments or deposits made pursuant to Article 15 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and

(3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of such Note Guarantor and pay it over to them as their interests may appear.

Section 13.03. Default on Senior Indebtedness of a Note Guarantor.

A Note Guarantor shall not make any payment pursuant to its Note Guarantee (or pay any other Obligations relating to its Note Guarantee, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its Note Guarantee”) (except that Holders of the Notes may receive and retain (x) Permitted Junior Securities and (y) payments or deposits made pursuant to Article 15), if either of the following occurs (a “Note Guarantor Payment Default”):

(1) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of the Issuer occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of the Issuer is not paid when due, or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness of the Issuer is accelerated in accordance with its terms,

unless, in either case, the Note Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that such Note Guarantor shall be entitled to pay its Note Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Note Guarantor Payment Default has occurred and is continuing.

During the continuance of any default (other than a Note Guarantor Payment Default) (a “Note Guarantor Non-Payment Default”) with respect to any Designated Senior Indebtedness of a Note Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor shall not pay its Note Guarantee (except in the form of Permitted Junior Securities) for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Note Guarantor and the Issuer) of written notice (a “Guarantee Blockage Notice”) of such Note Guarantor Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter, unless earlier terminated as provided below. So long as there shall remain outstanding any Senior Indebtedness under the Credit Agreement, a Guarantee Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, the relevant Note Guarantor and the Issuer from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 13.03 and Section 13.02 hereof),

unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Note Guarantor Payment Default exists, the relevant Note Guarantor shall be permitted to resume paying its Note Guarantee after the end of such Guarantee Payment Blockage Period. Each Note Guarantor shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the relevant Note Guarantee during such period; provided that if any Guarantee Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of such Note Guarantor (other than the holders of Indebtedness under the Credit Agreement), a Representative of holders of Indebtedness under the Credit Agreement may give another Guarantee Blockage Notice within such period. However, in no event shall the total number of days during which any Guarantee Payment Blockage Period or Periods on a Note Guarantor is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Note Guarantor Non-Payment Default pursuant to any provisions of the Designated Senior Indebtedness under which a Note Guarantor Non-Payment Default previously existed or was continuing shall constitute a new Note Guarantor Non-Payment Default for this purpose).

Section 13.04. Demand for Payment.

If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article 11 hereof, the Issuer, the Trustee or such Note Guarantor shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor or the Representative of such Designated Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 13. If any Designated Senior Indebtedness of a Note Guarantor is outstanding, such Note Guarantor may not pay its Note Guarantee until five Business Days after the Representatives of all of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Note Guarantee only if this Indenture otherwise permits payment at that time.

Section 13.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the relevant Note Guarantor and pay it over to them as their interests may appear.

Section 13.06. Subrogation.

After all Senior Indebtedness of a Note Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 13 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the relevant Note Guarantor and Holders, a payment by such Note Guarantor on such Senior Indebtedness.

Section 13.07. Relative Rights.

This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness of a Note Guarantor. Nothing in this Indenture shall:

(1) impair, as between such Note Guarantor and Holders, the obligation of such Note Guarantor, which is absolute and unconditional, to make payments under its Note Guarantee in accordance with its terms;

(2) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Note Guarantor under its obligations with respect to its Note Guarantee, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(3) affect the relative rights of Holders and creditors of such Note Guarantor other than their rights in relation to holders of Senior Indebtedness.

Section 13.08. Subordination May Not Be Impaired by a Note Guarantor.

No right of any holder of Senior Indebtedness of a Note Guarantor to enforce the subordination of the obligations of such Note Guarantor under its Note Guarantee shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

Section 13.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 13.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the Corporate Trust Office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 13; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, interest, Additional Interest, the Redemption Price or the Change of Control Payment, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 13.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. A Note Guarantor, a Representative, a holder of Senior Indebtedness of such Note Guarantor, any trustee or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of such Note Guarantor has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 13 with respect to any Senior Indebtedness of a Note Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

Section 13.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

Section 13.11. Article 13 Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure of a Note Guarantor to make a payment pursuant to its Note Guarantee by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a default by such Note Guarantor under its Note Guarantee. Nothing in this Article 13 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article 11 hereof.

Section 13.12. Payment Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money held by the Trustee pursuant to Section 15.01 shall not be subordinated to the prior payment of any Senior Indebtedness of any Note Guarantor or subject to the restrictions set forth in this Article 13, and none of the Holders shall be obligated to pay over any such amount to such Note Guarantor or any holder of Senior Indebtedness of such Note Guarantor or any other creditor of such Note Guarantor, provided that the subordination provisions of this Article 13 were not violated at the time the applicable amounts were deposited pursuant to Section 15.01 hereof.

Section 13.13. Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 13, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Senior Indebtedness of a Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Note Guarantor to participate in any payment or distribution pursuant to this Article 13, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.

Section 13.14. Trustee To Effectuate Subordination.

A Holder by its acceptance of a Note agrees to be bound by this Article 13 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Indebtedness of a Note Guarantor as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 13.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of Note Guarantors.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Note Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Note Guarantor shall be entitled by virtue of this Article 13 or otherwise.

Section 13.16. Reliance by Holders of Senior Indebtedness of a Note Guarantor on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of a Note Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of such Note Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of such Note Guarantor, or otherwise amend or supplement in any manner Senior Indebtedness of such Note Guarantor, or any instrument evidencing the same or any agreement under which Senior Indebtedness of such Note Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of such Note Guarantor; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of such Note Guarantor; and (iv) exercise or refrain from exercising any rights against such Note Guarantor and any other Person.

ARTICLE 14

SUBORDINATION OF HOLDINGS GUARANTEE

Section 14.01. Agreement To Subordinate.

Holdings agrees, and each Holder by accepting a Note agrees, that the obligations of Holdings under its Holdings Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full of all existing and future Holdings Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Holdings Senior Indebtedness. Holdings’ obligations under its Holdings Guarantee shall in all respects rank pari passu in right of payment with all existing and future Holdings Pari Passu Indebtedness of Holdings, and will be senior in right of payment to all existing and future Holdings Subordinated Indebtedness of Holdings; and only Indebtedness of Holdings that is Holdings Senior Indebtedness shall rank senior to the obligations of Holdings under its Holdings Guarantee in accordance with the provisions set forth herein. All provisions of this Article 14 shall be subject to Section 14.12.

Section 14.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of Holdings to creditors upon a total or partial liquidation or a total or partial dissolution of Holdings or in a reorganization of or similar proceeding relating to Holdings or its property:

(1) the holders of Holdings Senior Indebtedness shall be entitled to receive payment in full in cash of such Holdings Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Holdings Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment; and

(2) until the Holdings Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Article 14 shall be made to holders of such Holdings Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain, so long as the Holders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the Holdings Senior Indebtedness, shares of stock and any debt securities that are subordinated to Holdings Senior Indebtedness to at least the same extent as the Holdings Guarantee (such stock and debt securities referred to herein as “Holdings Permitted Junior Securities”); and

(3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.

Section 14.03. Default on Holdings Senior Indebtedness.

Holdings shall not make any payment pursuant to its Holdings Guarantee (or pay any other Obligations relating to its Holdings Guarantee, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its Holdings Guarantee”) (except that Holders of the Notes may receive and retain (x) Holdings Permitted Junior Securities and (y) payments or deposits made pursuant to Article 15), if either of the following occurs (a “Holdings Payment Default”):

(1) a default in the payment of the principal of, premium, if any, or interest on any Holdings Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Holdings Senior Indebtedness is not paid when due, or

(2) any other default on Holdings Senior Indebtedness occurs and the maturity of such Holdings Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the Holdings Payment Default has been cured or waived and any such acceleration has been rescinded or such Holdings Senior Indebtedness has been paid in full in cash; provided, however, that Holdings shall be entitled to pay its Holdings Guarantee without regard to the foregoing if Holdings and the Trustee receive written notice approving such payment from the Holdings Representatives of all Holdings Senior Indebtedness with respect to which the Holdings Payment Default has occurred and is continuing.

During the continuance of any default (other than a Holdings Payment Default) (a “Holdings Non-Payment Default”) with respect to any Holdings Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Holdings shall not pay its

Holdings Guarantee (except in the form of Holdings Permitted Junior Securities) for a period (a “Holdings Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to Holdings and the Issuer) of written notice (a “Holdings Guarantee Blockage Notice”) of such Holdings Non-Payment Default from the Holdings Representative of such Holdings Senior Indebtedness specifying an election to effect a Holdings Guarantee Payment Blockage Period and ending 179 days thereafter. The Holdings Guarantee Payment Blockage Period shall end earlier if such Holdings Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, Holdings and the Issuer from the Person or Persons who gave such Holdings Guarantee Blockage Notice; (ii) because the default giving rise to such Holdings Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Holdings Senior Indebtedness has been repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first sentence of this Section 14.03 and Section 14.02 hereof), unless the holders of such Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness shall have accelerated the maturity of such Holdings Senior Indebtedness or a Holdings Payment Default exists, Holdings shall be permitted to resume paying its Holdings Guarantee after the end of such Holdings Guarantee Payment Blockage Period. Holdings shall not be subject to more than one Holdings Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Holdings Senior Indebtedness during such period. However, in no event shall the total number of days during which any Holdings Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Holdings Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Holdings Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Holdings Guarantee Blockage Notice, that, in either case, would give rise to a Holdings Non-Payment Default pursuant to any provisions of the Holdings Senior Indebtedness under which a Holdings Non-Payment Default previously existed or was continuing shall constitute a new Holdings Non-Payment Default for this purpose).

Section 14.04. Demand for Payment.

If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on Holdings pursuant to Article 12 hereof, the Issuer, the Trustee or Holdings shall promptly notify the holders of the Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 14. If any Holdings Senior Indebtedness is outstanding, Holdings may not pay its Holdings Guarantee until five Business Days after the Holdings Representatives of all of such Holdings Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Holdings Guarantee only if this Indenture otherwise permits payment at that time.

Section 14.05. When Distribution Must Be Paid Over.

If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.

Section 14.06. Subrogation.

After all Holdings Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Holdings Senior Indebtedness to receive distributions applicable to such Holdings Senior Indebtedness. A distribution made under this Article 14 to holders of such Holdings Senior Indebtedness which otherwise would have been made to Holders is not, as between Holdings and Holders, a payment by Holdings on such Holdings Senior Indebtedness.

Section 14.07. Relative Rights.

This Article 14 defines the relative rights of Holders and holders of Holdings Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between Holdings and Holders, the obligation of Holdings, which is absolute and unconditional, to make payments under its Holdings Guarantee in accordance with its terms;

(2) prevent the Trustee or any Holder from exercising its available remedies upon a default by Holdings under its obligations with respect to its Holdings Guarantee, subject to the rights of holders of Holdings Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Holdings Senior Indebtedness as set forth herein; or

(3) affect the relative rights of Holders and creditors of Holdings other than their rights in relation to holders of Holdings Senior Indebtedness.

Section 14.08. Subordination May Not Be Impaired by Holdings.

No right of any holder of Holdings Senior Indebtedness to enforce the subordination of the obligations of Holdings under its Holdings Guarantee shall be impaired by any act or failure to act by Holdings or by its failure to comply with this Indenture.

Section 14.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 14.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer at the Corporate Trust Office of the Trustee receives notice satisfactory to him that payments may not be made under this Article 14; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of principal, premium, if any, interest, Additional Interest, the Redemption Price or the Change of Control Payment, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 14.09 then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Holdings, a Holdings Representative, a holder of Holdings Senior Indebtedness or any trustee or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of Holdings Senior Indebtedness has a Holdings Representative, only the Holdings Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Holdings Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Holdings Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Holdings Senior Indebtedness; and nothing in

Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.

Section 14.10. Distribution or Notice to Holdings Representative.

Whenever a distribution is to be made or a notice given to holders of Holdings Senior Indebtedness, the distribution may be made and the notice given to their Holdings Representative (if any).

Section 14.11. Article 14 Not To Prevent Events of Default or Limit Right To Demand Payment.

The failure of Holdings to make a payment pursuant to the Holdings Guarantee by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a default by Holdings under Holdings Guarantee. Nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on Holdings pursuant to Article 12 hereof.

Section 14.12. Payment Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money held by the Trustee pursuant to Section 15.01 shall not be subordinated to the prior payment of any Holdings Senior Indebtedness or subject to the restrictions set forth in this Article 14, and none of the Holders shall be obligated to pay over any such amount to Holdings or any holder of Holdings Senior Indebtedness or any other creditor of Holdings, provided that the subordination provisions of this Article 14 were not violated at the time the applicable amounts were deposited pursuant to Section 15.01 hereof.

Section 14.13. Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Holdings Representatives of Holdings Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Holdings Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Holdings Senior Indebtedness to participate in any payment or distribution pursuant to this Article 14, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Holdings Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

Section 14.14. Trustee To Effectuate Subordination.

A Holder by its acceptance of a Note agrees to be bound by this Article 14 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Holdings Senior Indebtedness as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 14.15. Trustee Not Fiduciary for Holders of Holdings Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Holdings Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or Holdings or any other Person, money or assets to which any holders of Holdings Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

Section 14.16. Reliance by Holders of Holdings Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Holdings Senior Indebtedness, whether such Holdings Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Holdings Senior Indebtedness and such holder of such Holdings Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Holdings Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Holdings Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of the Holdings Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Holdings Senior Indebtedness, or otherwise amend or supplement in any manner Holdings Senior Indebtedness, or any instrument evidencing the same or any agreement under which Holdings Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Holdings Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Holdings Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.

ARTICLE 15

DISCHARGE

Section 15.01. Discharge.

(a) When (i) the Issuer delivers to the Trustee all Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all Notes have become due and payable and/or have been converted and the Issuer deposits with the Trustee, the Payment Agent or the Conversion Agent, as applicable, cash and/or shares of Common Stock (or Reference Property), as applicable under this Indenture, sufficient to pay all amounts due and owing on all Notes and to deliver all shares of Common Stock (or Reference Property) due in respect of all converted Notes (other than, in each case, Notes replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Issuer acknowledging discharge of this Indenture on demand of the Issuer accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Issuer.

(b) Notwithstanding the discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 15.01, the provisions of Section 15.02 shall survive.

Section 15.02. Repayment to the Issuer.

The Trustee, the Payment Agent or the Conversion Agent, as applicable, shall return to the Issuer upon written request any money or shares of Common Stock (or Reference Property) held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Issuer, Holders entitled to the money or shares of Common Stock (or Reference Property) must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee, the Payment Agent or the Conversion Agent, as applicable, shall have no further liability to the Holders with respect to such money or shares of Common Stock (or Reference Property) for that period commencing after the return thereof.

ARTICLE 16

MISCELLANEOUS

Section 16.01. TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 16.02. Notices.

Any notice or communication by the Issuer, Holdings any Note Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ addresses:

If to the Issuer and/or Holdings and/or any Note Guarantor:

c/o Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Fax No.: (973) 407-7004

Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Fax No.: (412) 234-7535

Attention: Corporate Trust Administration

The Issuer, Holdings, any Note Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or by other electronic means or such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

Section 16.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 16.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer, Holdings or any of the Note Guarantors to the Trustee to take any action under this Indenture, the Issuer, Holdings or such Note Guarantor, as the case may be, shall furnish to the Trustee:

(i) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 16.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 16.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 16.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 16.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 16.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator or holder of any Equity Interest of the Issuer, Holdings or any Note Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer, Holdings or the Note Guarantors under the Notes, the Holdings Guarantee, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 16.08. Governing Law.

THIS INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 16.09. Waiver of Jury Trial.

EACH OF THE ISSUER, HOLDINGS, THE NOTE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE HOLDINGS GUARANTEE, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, any forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 16.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Holdings or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.12. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of Holdings and each Note Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06 and Section 12.06 hereof.

Section 16.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 16.15. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.16. Qualification of Indenture.

The Issuer, Holdings and the Note Guarantors shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, Holdings, the Note Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer, Holdings and the Note Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: EVP, CFO & Treasurer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: EVP, CFO & Treasurer

[Convertible Senior Subordinated Notes Indenture]

CARTUS CORPORATION CDRE TM LLC NRT INSURANCE AGENCY, INC. REALOGY OPERATIONS LLC REALOGY SERVICES GROUP LLC REALOGY SERVICES VENTURE PARTNER LLC SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC WREM, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

[Convertible Senior Subordinated Notes Indenture]

ASSOCIATES REALTY, INC.

CARTUS ASSET RECOVERY CORPORATION

CARTUS PARTNER CORPORATION

FEDSTATE STRATEGIC CONSULTING,

INCORPORATED

J.W. RIKER – NORTHERN R.I., INC.

LAKECREST TITLE, LLC

NRT PHILADELPHIA LLC

REFERRAL NETWORK LLC

THE CORCORAN GROUP EASTSIDE, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President & Treasurer

[Convertible Senior Subordinated Notes Indenture]

AMERICAN TITLE COMPANY OF HOUSTON

ATCOH HOLDING COMPANY

BURNET TITLE LLC

BURNET TITLE HOLDING LLC

BURROW ESCROW SERVICES, INC.

CORNERSTONE TITLE COMPANY

EQUITY TITLE COMPANY

EQUITY TITLE MESSENGER SERVICE HOLDING LLC

FIRST CALIFORNIA ESCROW CORPORATION

FRANCHISE SETTLEMENT SERVICES LLC

GUARDIAN HOLDING COMPANY

GUARDIAN TITLE AGENCY, LLC

GUARDIAN TITLE COMPANY

GULF SOUTH SETTLEMENT SERVICES, LLC

KEYSTONE CLOSING SERVICES LLC

MARKET STREET SETTLEMENT GROUP LLC

MID-ATLANTIC SETTLEMENT SERVICES LLC

NATIONAL COORDINATION ALLIANCE LLC

NRT SETTLEMENT SERVICES OF MISSOURI LLC

NRT SETTLEMENT SERVICES OF TEXAS LLC

PROCESSING SOLUTIONS LLC

SECURED LAND TRANSFERS LLC

ST. JOE TITLE SERVICES LLC

TAW HOLDING INC.

TEXAS AMERICAN TITLE COMPANY

TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC

TITLE RESOURCE GROUP HOLDINGS LLC

TITLE RESOURCE GROUP LLC

TITLE RESOURCE GROUP SERVICES LLC

TITLE RESOURCES INCORPORATED

TRG SERVICES, ESCROW, INC.

TRG SETTLEMENT SERVICES, LLP

WAYDAN TITLE, INC.

WEST COAST ESCROW COMPANY

By:	/s/ Thomas N. Rispoli
Name:	Thomas N. Rispoli
Title:	Chief Financial Officer

[Convertible Senior Subordinated Notes Indenture]

BETTER HOMES AND GARDENS REAL ESTATE LLC

BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC

CENTURY 21 REAL ESTATE LLC

CGRN, INC.

COLDWELL BANKER LLC

COLDWELL BANKER REAL ESTATE LLC

ERA FRANCHISE SYSTEMS LLC

GLOBAL CLIENT SOLUTIONS LLC

ONCOR INTERNATIONAL LLC

REALOGY FRANCHISE GROUP LLC

REALOGY GLOBAL SERVICES LLC

REALOGY LICENSING LLC

SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC

WORLD REAL ESTATE MARKETING LLC

By:	/s/ Andrew G. Napurano
Name:	Andrew G. Napurano
Title:	Chief Financial Officer

[Convertible Senior Subordinated Notes Indenture]

FSA MEMBERSHIP SERVICES, LLC

By:	/s/ Marilyn Wasser
Name:	Marilyn J. Wasser
Title:	Executive Vice President

[Convertible Senior Subordinated Notes Indenture]

ALPHA REFERRAL NETWORK LLC

ASSOCIATED CLIENT REFERRAL LLC

ASSOCIATES REALTY NETWORK

BURGDORFF LLC

BURGDORFF REFERRAL ASSOCIATES LLC

BURNET REALTY LLC

CAREER DEVELOPMENT CENTER, LLC

COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC

COLDWELL BANKER PACIFIC PROPERTIES LLC

COLDWELL BANKER REAL ESTATE SERVICES LLC

COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY

COLDWELL BANKER RESIDENTIAL BROKERAGE LLC

COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.

COLORADO COMMERCIAL, LLC

HOME REFERRAL NETWORK LLC

JACK GAUGHEN LLC

NRT ARIZONA LLC

NRT ARIZONA COMMERCIAL LLC

NRT ARIZONA REFERRAL LLC

NRT COLORADO LLC

NRT COLUMBUS LLC

NRT COMMERCIAL LLC

NRT COMMERCIAL UTAH LLC

NRT DEVELOPMENT ADVISORS LLC

NRT DEVONSHIRE LLC

NRT HAWAII REFERRAL, LLC

NRT LLC

NRT MID-ATLANTIC LLC

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Convertible Senior Subordinated Notes Indenture]

NRT MISSOURI LLC

NRT MISSOURI REFERRAL NETWORK LLC

NRT NEW ENGLAND LLC

NRT NEW YORK LLC

NRT NORTHFORK LLC

NRT PITTSBURGH LLC

NRT REFERRAL NETWORK LLC

NRT RELOCATION LLC

NRT REOEXPERTS LLC

NRT SUNSHINE INC.

NRT TEXAS LLC

NRT UTAH LLC

REAL ESTATE REFERRAL LLC

REAL ESTATE REFERRALS LLC

REAL ESTATE SERVICES LLC

REFERRAL ASSOCIATES OF NEW ENGLAND LLC

REFERRAL NETWORK, LLC

REFERRAL NETWORK PLUS, INC.

SOTHEBY’S INTERNATIONAL REALTY, INC.

SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC

THE SUNSHINE GROUP (FLORIDA) LTD. CORP.

THE SUNSHINE GROUP, LTD.

VALLEY OF CALIFORNIA, INC.

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Convertible Senior Subordinated Notes Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Justin Huff
Name: Justin Huff
Title: Senior Associate

[Convertible Senior Subordinated Notes Indenture]

Appendix A

PROVISIONS RELATING TO NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Notes” means all Definitive Notes offered and sold to IAIs in reliance on Regulation D under the Securities Act in connection with the exchange of the Existing Senior Subordinated Notes for Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1	(d)
“Automatic Exchange”	2.3	(h)
“Automatic Exchange Date”	2.3	(h)
“Automatic Exchange Notice”	2.3	(h)
“Automatic Exchange Notice Date”	2.3	(h)
“Global Note”	2.1	(b)
“IAI Global Note”	2.1	(b)
“Restricted Note”	2.3	(h)
“Rule 144A Global Note”	2.1	(b)
“Unrestricted Note”	2.3	(h)

Section 2.1 Form and Dating.

(a) The Notes issued on the date hereof will be offered and sold by the Issuer only to (1) QIBs in reliance on Section 4(2) of the Securities Act and (2) IAIs in reliance on Regulation D under the Securities Act. Such Notes may thereafter be transferred to, among others, QIBs and IAIs in accordance with Rule 501.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), without interest coupons and bearing the Global Notes Legend, the Restricted Notes Legend and the OID Legend, which shall be registered in the name of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more Global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend, the Restricted Notes Legend and the OID Legend (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution in the Existing Notes Exchange Offers. The Rule 144A Global Note and the IAI Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Institutional Accredited Investor Notes. Institutional Accredited Investor Notes shall be issued initially in the form of one or more permanent Definitive Notes, without interest coupons and bearing the Restricted Notes Legend, the Definitive Notes Legend and the OID Legend, which shall be registered in the name of the beneficial owner or owners of such Note (or the nominee of such beneficial owner or owners) and delivered to the respective beneficial owner or owners (or the nominee of such beneficial owner or owners). Upon issuance, any such Institutional Accredited Investor Notes shall be duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

(d) Book-Entry Provisions. This Section 2.1(d) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(d) and Section 2.2 and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon an Issuer Order (a) Notes for issue on the date hereof and (b) upon an Automatic Exchange, Unrestricted

Appendix-2

Notes. Such Issuer Order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are Unrestricted Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth in Exhibit B) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legends set forth in Section 2.3(d)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, or (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the

Appendix-3

Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon an Issuer Order, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. In the case of a transfer of a beneficial interest in the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend (a “Restricted Notes Legend”) in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

Appendix-4

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

In addition, each such Note shall bear a legend (an “OID Legend”) in substantially the following form:

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER JANUARY 5, 2011 BY WRITING TO: REALOGY CORPORATION, ONE CAMPUS DRIVE, PARSIPPANY, NJ 07054, ATTENTION: CHIEF FINANCIAL OFFICER.

Appendix-5

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Notes pursuant to an effective Shelf Registration Statement with respect to such Notes all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(iv) All shares of Common Stock issued upon conversion of Notes bearing a Restricted Notes Legend shall bear the following legend until resold pursuant to an effective Shelf Registration Statement or in compliance with Rule 144 (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

Appendix-6

THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(v) After a transfer of any Notes pursuant to an effective Shelf Registration Statement with respect to such Notes all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, converted, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, converted, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(f) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 4.08, 8.02 and 9.05 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Conversion Agent, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with

Appendix-7

respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note or in a Definitive Note bearing the Restricted Notes Legend (a “Restricted Note”) may be automatically exchanged into beneficial interests in a Global Note or Definitive Note, as applicable, not bearing the Restricted Notes Legend (an “Unrestricted Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after the Issue Date or, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may, but shall not be obligated to, pursuant to Applicable Procedures (i) provide written notice to DTC at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Note to the Unrestricted Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP number of the Restricted Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Notes to be exchanged. Upon receipt by the Trustee of an Officer’s Certificate of the Issuer setting forth the information to be stated in such Automatic Exchange Notice, which Officer’s Certificate must be received by the Trustee, on no less than five (5) calendar days prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at the Issuer’s expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.3(h), during the fifteen (15) day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(h) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and Opinion of Counsel in form reasonably acceptable to the Trustee, each to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular

Appendix-8

Restricted Note is to be transferred to the particular Unrestricted Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(h), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Issuer shall also provide written notice to the Holder of Restricted Notes that are Definitive Notes at least (15) calendar days prior to the Automatic Exchange Date offering to exchange all of such Definitive Notes for Unrestricted Notes which shall include information similar to the notice provided to Holders of Global Notes under clause (ii) above and upon request of such, Holder of Definitive Notes shall follow the procedures set forth above for exchanging such Definitive Notes for Definitive Notes that are not Restricted Notes. The Restricted Notes from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in Authorized Denominations and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Appendix-9

Exhibit A

[FORM OF FACE OF NOTE]

[RULE 144A][IAI][GLOBAL] NOTE

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH

ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[OID Legend]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER JANUARY 5, 2011 BY WRITING TO: REALOGY CORPORATION, ONE CAMPUS DRIVE, PARSIPPANY, NJ 07054, ATTENTION: CHIEF FINANCIAL OFFICER.

CUSIP [            ]

ISIN [            ]

[RULE 144A][IAI][GLOBAL] NOTE

[11.00% Series A Convertible Senior Subordinated Note Due 2018]1

[11.00% Series B Convertible Senior Subordinated Note Due 2018]2

[11.00% Series C Convertible Senior Subordinated Note Due 2018]3

No.	Principal Amount [$ ][, as revised by the Schedule of Exchanges of Interests in Global Security attached hereto][4]

REALOGY CORPORATION

promises to pay to [CEDE & CO.]1 [Name of Holder]5 or registered assigns, [the principal sum of [            ]] United States Dollars [, revised by the Schedule of Exchanges of Interests in Global Security attached hereto,]1 [[            ] United States Dollars]2 on April 15, 2018.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock of Domus Holdings Corp. or other property on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.

[1]	Insert in the 11.00% Series A Convertible Senior Subordinated Notes due 2018.
[2]	Insert in the 11.00% Series B Convertible Senior Subordinated Notes due 2018.
[3]	Insert in the 11.00% Series C Convertible Senior Subordinated Notes due 2018.
[4]	Insert in Global Notes.
[5]	Insert in Definitive Notes.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed as of the date first set forth above.

REALOGY CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated:

By:
Authorized Signatory

[FORM OF BACK OF NOTE]

[11.00% Series A Convertible Senior Subordinated Note Due 2018]6

[11.00% Series B Convertible Senior Subordinated Note Due 2018]7

[11.00% Series C Convertible Senior Subordinated Note Due 2018]8

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Realogy Corporation, a Delaware corporation, promises to pay interest on the principal amount of this Note at [10.50% per annum from October 15, 2010 to, but not including, the Issue Date and at a rate of 11.00% per annum thereafter]9 [11.75% per annum from October 15, 2010 to, but not including, the Issue Date and at a rate of 11.00% per annum thereafter]10 [12.375% per annum from October 15, 2010 to, but not including, the Issue Date and at a rate of 11.00% per annum thereafter]11. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from October 15, 2010, or from the most recent date to which interest has been paid or duly provided for. The Issuer will pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), and the first Interest Payment Date shall be April 15, 2011. Interest on the Notes will accrue from October 15, 2010, or from the most recent date to which interest has been paid or duly provided for. The Issuer will also pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, if any, from time to time on demand at the rate equal to 2% per annum in excess of 11.00% to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period), if any, from time to time on demand at the rate equal to 2% per annum in excess of 11.00% to the extent lawful. Each payment of interest on the Notes will include interest accrued through the day before the applicable Interest Payment Date (or repurchase, redemption or, in certain circumstances, conversion date, as the case may be). Any payment required to be made with respect to the Notes on any day that is not a Business Day will be made on the next succeeding Business Day and no additional interest will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding the Interest

[6]	Insert in the 11.00% Series A Convertible Senior Subordinated Notes due 2018.
[7]	Insert in the 11.00% Series B Convertible Senior Subordinated Notes due 2018.
[8]	Insert in the 11.00% Series C Convertible Senior Subordinated Notes due 2018.
[9]	Insert in the 11.00% Series A Convertible Senior Subordinated Notes due 2018.
[10]	Insert in the 11.00% Series B Convertible Senior Subordinated Notes due 2018.
[11]	Insert in the 11.00% Series C Convertible Senior Subordinated Notes due 2018.

Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose. The Issuer may pay interest and Additional Interest, if any, by check mailed to the holder’s address as it appears in the Convertible Note register, provided that a Holder with an aggregate principal amount in excess of $1.0 million, shall be paid, at the Holder’s written election, by wire transfer in immediately available funds. Notwithstanding the foregoing, all payments to The Depository Trust Company or its nominee in respect of Global Notes ( “DTC”) will be made by wire transfer of immediately available funds to the account of DTC or its nominee. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture (the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Issuer may change any Paying Agent, Conversion Agent or Registrar without notice to the Holders. The Issuer or any of its Wholly Owned Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of January 5, 2011 (the “Indenture”), among Realogy Corporation, Domus Holdings Corp., the Note Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 11.00% Series A Convertible Senior Subordinated Note Due 2018, 11.00% Series B Convertible Senior Subordinated Note Due 2018 or 11.00% Series C Convertible Senior Subordinated Note Due 2018. Unless expressly stated otherwise, the Notes shall be treated as a single class of securities for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clause (b) below, the Notes will not be redeemable at the Issuer’s option.

(b) Upon a Qualified Public Offering and at any time thereafter, the Notes may be redeemed at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice as set forth in Section 3.03 of the Indenture, mailed by first class mail to the registered address of each Holder (or electronically transmitted) or otherwise in accordance with the procedures of DTC, at a redemption price, payable in cash, equal to 90% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date fixed for redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first class mail (or electronically transmitted) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. Notes may be redeemed in whole or part but only in Authorized Denominations, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Issuer shall default in the payment of such Notes at the Redemption Price in accordance with the terms of the Indenture. The right to convert such Notes or portions thereof into Common Stock will expire at the close of business on the Business Day immediately preceding the redemption date, unless the Issuer shall default in the payment of such Notes at the Redemption Price in accordance with the terms of the Indenture.

8. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Notes but only in Authorized Denominations, unless all of the Notes held by a Holder are to be repurchased, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due of the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture. The Change of Control Offer shall be made in accordance with Section 4.08 of the Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in Authorized Denominations. The Notes may be presented for exchange or registration of transfer at the office of the Trustee or the Registrar as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be made for any registration of transfer or exchange of Notes but the Issuer may require Holders to pay any tax, assessment or other governmental charge payable as a result of a transfer or exchange. Holders will be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. CONVERSION. Subject to the provisions of the Indenture, prior to the close of business on the Business Day preceding Stated Maturity of the Notes, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into [975.6098]12 [926.7841]13 shares of Common Stock as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, (i) in the case of certificated Notes, upon surrender of this Note, duly endorsed for transfer, accompanied by the funds, if any, required by Section 8.02 of the Indenture, with the original or facsimile of the form entitled “Option of Holder to Elect Conversion” on the reverse thereof duly completed, to the Issuer at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or by his duly authorized attorney and accompanied by transfer or similar taxes, if required pursuant to Section 8.07 of the Indenture; or (ii) in the case of Global Notes, the

[12]	Insert for the 11.00% Series A Convertible Senior Subordinated Notes due 2018 and for the 11.00% Series B Convertible Senior Subordinated Notes due 2018.
[13]	Insert for the 11.00% Series C Convertible Senior Subordinated Notes due 2018.

beneficial holder must comply with the Applicable Procedures to cause its interests in such Global Note to be delivered to the Conversion Agent and pay the funds, if any, required by Section 8.02 of the Indenture and any transfer or similar taxes, if required pursuant to Section 8.07 of the Indenture.

If the Issuer elects, in its sole discretion, to issue and deliver shares of Common Stock upon conversion of any interest in a Global Note in book-entry form through the Depositary, the Issuer shall provide to Holders a notice of such change in the manner set forth in Section 16.02 of the Indenture. Thereafter, to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery its interests in such Global Note to the Conversion Agent, and pay the funds, if any, required by Section 8.02 of the Indenture and any transfer or similar taxes, if required pursuant to Section 8.07 of the Indenture,

Notwithstanding the foregoing, if such Note has been called for redemption, the Note may be converted only until the close of business on the Business Day immediately preceding the redemption date unless the Issuer fails to pay the Redemption Price in accordance with the terms of the Indenture.

No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of interest to the close of business on the Business Day preceding the following Interest Payment Date and has not been called for redemption by the Issuer on a redemption date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Issuer has specified a redemption date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if the Issuer has specified a repurchase date following a Change of Control that is after a Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion. Instead, the Issuer will round up and deliver an additional share, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a Holder is exercising its right to require repurchase upon a Change of Control may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

11. SUBORDINATION.

(a) The Notes and the Note Guarantees are subordinated to Senior Indebtedness of the Issuer and the Note Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Note Guarantees may be paid.

(b) The Holdings Guarantee is subordinated to Holdings Senior Indebtedness on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Holdings Senior Indebtedness must be paid before the Holdings Guarantee may be paid.

(c) The Issuer agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect thereto and appoints the Trustee as attorney-in-fact for such purpose.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

13. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

14. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, interest, Additional Interest, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of: (i) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement; and (ii) the day on which any Bank Indebtedness is accelerated. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes, the Holding Guarantee or the Notes Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest, or a failure to perform conversion obligations under the Indenture) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, or a failure to perform conversion obligations in respect of any of the Notes held by a non-consenting Holder (including in connection with a Change of Control Offer). The Issuer, Holdings and each Note Guarantor (to the extent that Holdings or such Note Guarantor is so required under the TIA) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required to deliver to the Trustee, within thirty (30) days after the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

15. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all rights set forth in the Registration Rights Agreement, dated as of January 5, 2011, among Realogy Corporation, Domus Holdings Corp., the Note Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

17. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

c/o Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Fax No.: (973) 407-7004

Attention: General Counsel

ASSIGNMENT FORM

                            To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: ______________________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________________________________________

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT CONVERSION

The undersigned elects to have this Note converted pursuant to Article 8 of the Indenture.

If you want to elect to have only part of this Note converted pursuant to Article 8 of the Indenture, state the amount you elect to have converted:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: __________________

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$________________________________________

Social Security or Other Taxpayer Identification Number:

OPTION OF HOLDER TO ELECT PURCHASE

The undersigned elects to have this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture.

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: __________________

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Fax No.: (973) 407-7004

Attention: General Counsel

In care of

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, Pennsylvania 15259

Fax No.: (412) 234-7535

Attention: Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of [    ] principal amount of the 11.00% [Series A]14[Series B]15[Series C]16 Convertible Senior Subordinated Notes due 2018 (the “Notes”) of Realogy Corporation (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we

[14]	Insert for the 11.00% Series A Convertible Senior Subordinated Notes due 2018.
[15]	Insert for the 11.00% Series B Convertible Senior Subordinated Notes due 2018.
[16]	Insert for the 11.00% Series C Convertible Senior Subordinated Notes due 2018.

invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person or entity we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE: ,

By:

B-2

Exhibit C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE NOTE GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , among             (the “Guaranteeing Subsidiary”), a subsidiary of Realogy Corporation, a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer, Holdings and the Note Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 5, 2011, providing for the issuance of 11.00% Series A Convertible Senior Subordinated Notes Due 2018, 11.00% Series B Convertible Senior Subordinated Notes Due 2018 and 11.00% Series C Convertible Senior Subordinated Notes Due 2018 (collectively, the “Notes”), in an aggregate principal amount not to exceed $2.12 billion;

WHEREAS, the Section 4.05 of the Indenture provides that under certain circumstances the Issuer is required to cause the Guaranteeing Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Trustee and the Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide a Note Guarantee upon the terms and subject to the conditions of the Indenture and, without limiting the generality of the foregoing, agrees as follows:

(a) Along with Holdings and all Note Guarantors named in the Indenture or any supplemental indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the performance of all obligations of the Issuer under the Indenture and the Notes and that:

(i) the principal of and interest, premium, if any, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest and Additional Interest, if any, on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings, any Note Guarantor and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of performance and payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture, the Holdings Guarantee or any other Note Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Note Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, Holdings, the Note Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, Holdings or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Note Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from Holdings or any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

(i) Pursuant to Section 11.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any other Note Guarantor in respect of the obligations of Holdings or such other Note Guarantor under Article 11 or Article 12 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Note Guarantee will not be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(j) This Note Guarantee shall be a continuing guarantee and shall (1) remain in full force and effect until payment in full of all the applicable obligations guaranteed hereby; (2) subject to Section 11.06 of the Indenture, be binding upon the Guaranteeing Subsidiary and its successors; and (3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

(k) This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer, Holdings or any Note Guarantor for liquidation or reorganization, should the Issuer, Holdings or any Note Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s, Holdings’ or any Note Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, or Holdings Guarantee or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(l) In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m) This Note Guarantee shall be a general unsecured senior subordinated obligation of such Guaranteeing Subsidiary, and shall be subordinated in right of payment to all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, if any, on the terms set forth in Article 13 of the Indenture.

(n) Each payment to be made by the Guaranteeing Subsidiary in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4) Releases.

The Note Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, Holdings, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(a) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the Guaranteeing Subsidiary is no longer a Subsidiary of the Issuer) of the Guaranteeing Subsidiary if such sale, disposition or other transfer is made in compliance with the Indenture and the Guaranteeing Subsidiary is released from its guarantees, if any, of all Senior Subordinated Pari Passu Indebtedness;

(b) the release or discharge of the Guaranteeing Subsidiary from its guarantee of the New Senior Subordinated Notes that resulted in the obligation to guarantee the Notes, if the Guaranteeing Subsidiary would not then otherwise be required to guarantee the Notes pursuant to the Indenture (for the avoidance of doubt, the only requirement to guarantee the Notes pursuant to the Indenture is as set forth in Section 4.05 thereof); or

(c) Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture.

(5) No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests of the Guaranteeing Subsidiary or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuer or the Note Guarantors under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(7) Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(8) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(9) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(10) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 11.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(11) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(12) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

C-5